Exhibit 2.1
                    SHARE EXCHANGE AGREEMENT
                              AMONG
                    PCS EDVENTURES!.COM, INC.,
                         511092 NB LTD.
                       AND ITS SHAREHOLDERS
                   Effective November 30, 2005




     The Buyer Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving Buyer Stock may not be conducted unless in compliance with the Act.

                       TABLE OF CONTENTS
                                                           Page
Article 1 PARTIES. . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Buyer. . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  LabMentors . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Shareholders . . . . . . . . . . . . . . . . . . . . .1
     1.4  Sellers. . . . . . . . . . . . . . . . . . . . . . . .1
     1.5  Successors and Assigns . . . . . . . . . . . . . . . .1
Article 2 PURCHASE AND SALE. . . . . . . . . . . . . . . . . . .1
     2.1  Transfer and Assumption. . . . . . . . . . . . . . . .1
     2.2  Mechanics of Share Exchange. . . . . . . . . . . . . .2
          2.2.1  Exchange of LabMentors Stock for Buyer's Stock.2
          2.2.2  Payment of Fee                                 2
          2.2.3  Issuance of Buyer Stock.                       2
     2.3  Purchase Price . . . . . . . . . . . . . . . . . . . .2
     2.4  Form of Payment. . . . . . . . . . . . . . . . . . . .2
          2.4.1  Buyer Stock                                    2
          2.4.2  Earnout                                        3
          2.4.3  Shareholders' Access to Business Records.      4
     2.5  Risk of Loss . . . . . . . . . . . . . . . . . . . . .4
Article 3 REPRESENTATIONS, WARRANTIES AND  COVENANTS OF LABMENTORS AND
  SHAREHOLDERS.. . . . . . . . . . . . . . . . . . . . . . . . .4
     3.1  Financial Statements . . . . . . . . . . . . . . . . .4
     3.2  Absence of Undisclosed Liabilities . . . . . . . . . .5
     3.3  No Default . . . . . . . . . . . . . . . . . . . . . .5
     3.4  Taxes. . . . . . . . . . . . . . . . . . . . . . . . .5
          3.4.1  Timely Filing of Tax Returns                   5
          3.4.2  Preparation of Tax Returns and Payment of Taxes5
          3.4.3  Tax Lien                                       5
          3.4.4  Withholding Taxes                              5
          3.4.5  Waivers and Extensions of Time                 6
          3.4.6  Audit, Administrative and Court Proceedings    6
          3.4.7  Powers of Attorney                             6
          3.4.8  Tax Rulings                                    6
          3.4.9  Availability of Tax Returns                    6
          3.4.10 Tax Sharing Agreements                         6
          3.4.11 Liability for Others                           6
          3.4.12 Accounting Adjustments                         6
          3.4.13 Partnerships or Joint Ventures                 6
          3.4.14 Indemnities                                    6
     3.5  Assets . . . . . . . . . . . . . . . . . . . . . . . .7
          3.5.1  Cash                                           7
          3.5.2  Motor Vehicles                                 7
          3.5.3  Equipment, Furniture and Fixtures              7
          3.5.4  Real Property                                  7
          3.5.5  Personal Property Leases                       7
          3.5.6  Material Contracts                             8
          3.5.7  Prepaid Expenses                               8
          3.5.8  Accounts Receivables                           8
          3.5.9  Business Records                               8
          3.5.10 Inventory                                      8
          3.5.11 Licenses and Permits                           8
          3.5.12 Intellectual Property                          8
          3.5.13 Communication Addresses                        9
          3.5.14 Computer Software and Databases                9
          3.5.15 Proprietary Information                        9
          3.5.16 Goodwill                                       9
          3.5.17 Tangible And Intangible Personal Property      9
     3.6  Liabilities. . . . . . . . . . . . . . . . . . . . . 10
          3.6.1  Trade Payables                                10
          3.6.2  Purchase Orders                               10
          3.6.3  Personal Property Leases and Contracts        10
          3.6.4  Prepaid Income                                10
          3.6.5  Obligations Arising From Transferred Assets   10
          3.6.6  Scheduled Liabilities                         10
     3.7  Clear Title to Assets. . . . . . . . . . . . . . . . 10
     3.8  Insurance. . . . . . . . . . . . . . . . . . . . . . 10
     3.9  Financial Accounts . . . . . . . . . . . . . . . . . 10
     3.10 Leased Property Information. . . . . . . . . . . . . 11
     3.11 Leased Property Vendors. . . . . . . . . . . . . . . 11
     3.12 Utilities. . . . . . . . . . . . . . . . . . . . . . 11
     3.13 Prior Construction and Renovation. . . . . . . . . . 11
     3.14 Hazardous Material . . . . . . . . . . . . . . . . . 11
          3.14.1 No Hazardous Material Use                     11
          3.14.2 No Claims or Notices                          11
          3.14.3 No Investigations                             11
          3.14.4 No Asbestos                                   11
          3.14.5 No USTs                                       12
          3.14.6 Full Compliance With Environmental Laws       12
          3.14.7 Hazardous Material Definition                 12
          3.14.8 Environmental Laws Definition                 12
     3.15 Access to Property . . . . . . . . . . . . . . . . . 12
     3.16 Employees. . . . . . . . . . . . . . . . . . . . . . 12
     3.17 Employment Obligations and Benefits. . . . . . . . . 12
     3.18 Employee Agreements. . . . . . . . . . . . . . . . . 13
     3.19 Labor Unions . . . . . . . . . . . . . . . . . . . . 13
     3.20 Joe Khoury Employment Contract . . . . . . . . . . . 13
     3.21 No Employee Benefit Plans Unless Disclosed . . . . . 13
     3.22 Employee Benefit Plan Obligations. . . . . . . . . . 13
          3.22.1 Employer                                      13
          3.22.2 Delivery of Plan Documents                    13
          3.22.3 Plan Compliance                               14
          3.22.4 No Guarantee Fund Liability                   14
          3.22.5 No Tax or Other Liability                     14
          3.22.6 No Prohibited Transactions                    14
          3.22.7 All Plans Funded and Currently In Compliance  14
          3.22.8 Benefits Are As Represented                   15
          3.22.9 Covenant of Precaution                        15
          3.22.10 COBRA and Health Care Responsibility         15
          3.22.11 Transaction Will Not Trigger Benefits        15
     3.23 Business Records Compliance. . . . . . . . . . . . . 15
     3.24 Operation Of Business. . . . . . . . . . . . . . . . 15
     3.25 Access to Business . . . . . . . . . . . . . . . . . 16
     3.26 Confidential Information . . . . . . . . . . . . . . 17
     3.27 Compliance with Law. . . . . . . . . . . . . . . . . 17
     3.28 Litigation Or Claims . . . . . . . . . . . . . . . . 17
     3.29 Product Liability. . . . . . . . . . . . . . . . . . 17
     3.30 Restricted Buyer Stock.. . . . . . . . . . . . . . . 17
     3.31 Certification of Residence . . . . . . . . . . . . . 18
     3.32 Accredited or Sophisticated Investor . . . . . . . . 18
     3.33 Shareholder's Reliance on Advisors . . . . . . . . . 18
     3.34 Stock Dilution . . . . . . . . . . . . . . . . . . . 18
     3.35 Sufficient Information . . . . . . . . . . . . . . . 18
     3.36 Response to Inquiries. . . . . . . . . . . . . . . . 18
     3.37 Ability to Withstand Loss. . . . . . . . . . . . . . 19
     3.38 No Agency Endorsement. . . . . . . . . . . . . . . . 19
     3.39 Shareholder's Counsel. . . . . . . . . . . . . . . . 19
     3.40 Investment Purpose . . . . . . . . . . . . . . . . . 19
     3.41 Workers Investment Fund, Inc.. . . . . . . . . . . . 19
     3.42 Transfer Restrictions; Legends . . . . . . . . . . . 19
     3.43 Regulation S Compliance. . . . . . . . . . . . . . . 20
     3.44 Organization, Good Standing and Qualification. . . . 20
     3.45 Capitalization . . . . . . . . . . . . . . . . . . . 20
     3.46 Authority To Contract. . . . . . . . . . . . . . . . 21
     3.47 No Limit On Authority. . . . . . . . . . . . . . . . 21
     3.48 Brokers or Finders . . . . . . . . . . . . . . . . . 21
     3.49 Material Misstatement or Omissions . . . . . . . . . 22
Article 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.. 22
     4.1  Organization, Good Standing and Qualification. . . . 22
     4.2  Authority To Contract. . . . . . . . . . . . . . . . 22
     4.3  No Limit On Authority. . . . . . . . . . . . . . . . 22
     4.4  Restricted Buyer Stock . . . . . . . . . . . . . . . 22
     4.5  LabMentors Headquarters. . . . . . . . . . . . . . . 23
     4.6  LabMentors' Employees. . . . . . . . . . . . . . . . 23
     4.7  Continued Operation of Company's Business. . . . . . 23
     4.8  Brokers or Finders . . . . . . . . . . . . . . . . . 23
     4.9  Material Misstatement or Omissions . . . . . . . . . 23

Article 5 CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . 23
     5.1  Conditions Precedent To Obligations Of Buyer . . . . 23
          5.1.1  Completion Of Buyer's Due Diligence           23
          5.1.2  Completion of Buyer's Audit of LabMentors.    24
          5.1.3  Representations and Warranties True           24
          5.1.4  Covenants Performed                           24
          5.1.5  Third Party Consents                          24
          5.1.6  Governmental Approvals                        24
          5.1.7  No Litigation                                 24
          5.1.8  No Material Adverse Change.                   24
          5.1.9  Execution and Certification of Resolution of
                 Board of Directors                            24
          5.1.10 Public Record Searcs                          24
          5.1.11 Additional Equity.                            25
          5.1.12 Convertible Securities.                       25
          5.1.13 Estoppel Certificate.                         25
          5.1.14 Shareholder Approval                          25
          5.1.15 Removal of Encumbrances and Liens             25
          5.1.16 Joe Khoury Employment Agreement               25
          5.1.17 Financial and Operating Performance           25
          5.1.18 Approval By Board Of Directors                25
          5.1.19 Legal Opinions                                25
          5.1.20 Shareholder Agreement                         25
          5.1.21 Key Employees                                 25
          5.1.22 Updated Financial Statements                  25
          5.1.23 Estoppel Certificates.                        26
     5.2  Conditions Precedent to Obligations of Sellers . . . 26
          5.2.1  Representations and Warranties True           26
          5.2.2  Covenants Performed                           26
     5.3  Waiver of Conditions . . . . . . . . . . . . . . . . 26
Article 6 CLOSING. . . . . . . . . . . . . . . . . . . . . . . 26
     6.1  Time, Date and Place of Closing. . . . . . . . . . . 26
     6.2  Further Assurances . . . . . . . . . . . . . . . . . 27
     6.3 Assignment of WIF Buyer Stock. Buyer consents to the transfer of Buyer Stock received by WIF (subject to compliance with the applicable United States federal securities laws and the transfer restrictions set forth in this Agreement) and the earn-out rights associated therewith pursuant to Section 2.4.2 to Growthworks Atlantic Venture
          Fund Ltd.. . . . . . . . . . . . . . . . . . . . . . 27
Article 7 NONCOMPETITION AND CONFIDENTIAL INFORMATION. . . . . 27
     7.1  Purpose Of Noncompetition And Confidential Information
          Agreements . . . . . . . . . . . . . . . . . . . . . 27
     7.2  Noncompetition Agreement . . . . . . . . . . . . . . 27
     7.3  Confidentiality Agreement. . . . . . . . . . . . . . 28
     7.4  Inducement of Buyer. . . . . . . . . . . . . . . . . 28
     7.5  Acknowledgement by Shareholders. . . . . . . . . . . 28
Article 8 EXCLUSIVITY AND BREAKUP FEE. . . . . . . . . . . . . 28
     8.1  Exclusivity. . . . . . . . . . . . . . . . . . . . . 28
     8.2  Breakup Fee. . . . . . . . . . . . . . . . . . . . . 28

Article 9 REMEDIES.. . . . . . . . . . . . . . . . . . . . . . 29
     9.1  Survival of Representations, Warranties and Covenants29
     9.2  Claim. . . . . . . . . . . . . . . . . . . . . . . . 29
     9.3  Claim Notice and Cure Period . . . . . . . . . . . . 29
     9.4  Claim Resolution Procedure . . . . . . . . . . . . . 29
     9.5  Special Remedies for Noncompetition and Confidentiality
          Violations . . . . . . . . . . . . . . . . . . . . . 29
     9.6  Indemnity. . . . . . . . . . . . . . . . . . . . . . 30
     9.7  Purchase Price Offset. . . . . . . . . . . . . . . . 30
     9.8  Indemnification of LabMentors Directors. . . . . . . 30
     9.9  Attorney Fees and Costs. . . . . . . . . . . . . . . 30
     9.10 Rights Cumulative. . . . . . . . . . . . . . . . . . 30
     9.11 Nonwaiver of Remedies. . . . . . . . . . . . . . . . 31
     9.12 Governing Law, Jurisdiction, and Venue . . . . . . . 31
Article 10 GENERAL PROVISIONS. . . . . . . . . . . . . . . . . 31
     10.1 Public Disclosure. . . . . . . . . . . . . . . . . . 31
     10.2 Notices. . . . . . . . . . . . . . . . . . . . . . . 31
     10.3 Sellers' Information Disclosed In Negotiations . . . 32
     10.4 Payment of Expenses. . . . . . . . . . . . . . . . . 32
     10.5 Time of the Essence. . . . . . . . . . . . . . . . . 33
     10.6 Entire Agreement . . . . . . . . . . . . . . . . . . 33
     10.7 Disclosures. . . . . . . . . . . . . . . . . . . . . 33
     10.8 Buyer's Assistance In Preparing Disclosures. . . . . 33
     10.9 Severability . . . . . . . . . . . . . . . . . . . . 33
     10.10 Counterparts                                        33
Article 11 SIGNATURES. . . . . . . . . . . . . . . . . . . . . 34

                     SHARE EXCHANGE AGREEMENT

     Effective November 30, 2005 (the "Effective Date"), PCS Edventures!.com, Inc., an Idaho corporation, 511092 NB Ltd., a New Brunswick corporation, and the Shareholders listed on Schedule 1.3, agree as follows:

                     Article 1
                            PARTIES.
     1.1 Buyer. PCS Edventures!.com, Inc., is an Idaho corporation ("Buyer"), with its general offices located at 345 Bobwhite Court, Suite 200, Boise, Idaho, USA 83706.
     1.2 LabMentors. 511092 NB Ltd. is a New Brunswick corporation doing business as LabMentors, with its general offices located at 412 Queen St, Suite 300, Fredericton, NB, Canada ("LabMentors"). LabMentors provides guided on-line labs for web-based training (the "Business").
     1.3  Shareholders.  The shareholders of LabMentors are listed on
Schedule 1.3 (collectively, the "Shareholders", and each individually a "Shareholder").
     1.4 Sellers. LabMentors and the Shareholders are jointly referenced as the "Sellers."
     1.5 Successors and Assigns. Subject to any express provisions in this Agreement regarding restrictions on transfers or assignments, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, and personal representatives. Buyer has the right, in Buyer's sole discretion, to assign all or part of Buyer's rights and obligations set forth in this Agreement.

                    Article 2
                       PURCHASE AND SALE.
     2.1  Transfer and Assumption.  At the Closing described in Article 6, and subject to the terms and conditions of this Agreement, Shareholders agree to sell, transfer and deliver to Buyer, and Buyer agrees to purchase and take delivery from Shareholders, all of the outstanding equity securities of LabMentors, including all stock, stock options, warrants, convertible debentures and other convertible securities of LabMentors (collectively, the "LabMentors Stock"), free and clear of all charges, claims, marital or community property interests, conditions, equitable interests, liens, options, pledges, security interests, rights of first refusal, or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, in exchange for unregistered restricted common stock of the Buyer ("Buyer Stock"). Upon completion of the exchange of Buyer Stock for LabMentors Stock (the "Share Exchange"), LabMentors will be a wholly-owned subsidiary of Buyer.
     2.2  Mechanics of Share Exchange.  At Closing, Buyer shall exchange
Buyer Stock for all of the outstanding shares of LabMentors Stock as follows:
          2.2.1 Exchange of LabMentors Stock for Buyer's Stock. Upon the surrender to Buyer of certificates representing 100% of the LabMentors Stock, duly endorsed for transfer, the Shareholders shall be entitled to receive from Buyer the number of shares of Buyer Stock determined as follows: The number of shares of Buyer Stock to be issued to each Shareholder shall equal ninety percent (90%) of the number of shares of Exchangeable Stock, as defined in
Section 2.4.1(a), multiplied by a fraction equal to (i) the number of shares of LabMentors Stock, on a fully diluted basis, held by the Shareholder, divided by (ii) the number of issued and outstanding shares of LabMentors Stock, on a fully diluted basis, immediately prior to Closing, and rounded up to the next whole number of shares.
          2.2.2 Payment of Fee. The Shareholders hereby authorize and direct Buyer to issue to Frank Maresca, at Closing, ten percent (10%) of the number of shares of Exchangeable Stock (rounded up to the next whole number of shares) in full payment and discharge of LabMentors' obligation to pay Saratoga Equity Ltd. ("Saratoga") pursuant to an Agreement between LabMentors and Saratoga dated the 2nd day of January 2005.
          2.2.3 Issuance of Buyer Stock. At Closing, the number of shares of Buyer Stock to be issued to each of the Shareholders shall be calculated in accordance with Section 2.2.1. At Closing, an agreed Schedule 2.2.3 shall be attached to this Agreement reflecting the number of shares of Buyer Stock to
be issued to each of the Shareholders and to Saratoga.   Buyer shall instruct
its transfer agent to issue and deliver certificates for such Buyer Stock to each of the Shareholders and Saratoga. Upon the Closing, the Shareholders and Saratoga shall be deemed to be the record and beneficial owners of such Buyer Stock.
     2.3  Purchase Price.  The purchase price ("Purchase Price") to be paid by Buyer to Shareholders pursuant to this Agreement is (i) $420,000 (the "Base Price") payable at Closing plus (ii) an earnout amount, payable as set forth in Section 2.4.2.
     2.4 Form of Payment. The Purchase Price shall be paid in the form of Buyer Stock as follows:
          2.4.1 Buyer Stock. At Closing, Buyer shall pay the Base Price to the Shareholders in the form of Buyer Stock, as follows:
          (a)       Exchangeable Stock.  The number of shares of Buyer
Stock to be exchanged ("Exchangeable Stock") for LabMentors Stock at Closing shall equal the Base Price divided by the average of the last sale price per share of the Buyer Stock as reported on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("OTCBB") over the immediately preceding period which includes ten (10) days on which Buyer Stock traded on the OTCBB ("10 day trailing average price per share"); however, the 10 day trailing average price per share shall be no lower than $0.50 and no higher than $0.60 per share.
          (b) Illustrative Example. For clarification purposes, the following example illustrates the effects of the Share Exchange on a holder of 1,000 shares of LabMentors Stock ("Holder A"), assuming there are 100,000 shares of LabMentors Stock issued and outstanding at Closing on a fully diluted basis. For purposes of this example, the 10 day trailing average
price per share of Buyer Stock is assumed to be $0.50.   At Closing,  the
number of shares of Exchangeable Stock equals the Base Price ($420,000) divided by the ten day trailing average price of Buyer's stock ($0.50), or 840,000 shares. At Closing, Holder A's LabMentors Stock shall be exchanged for 8,400 shares of Buyer Stock calculated as follows: (1,000 / 100,000 x 840,000 = 8,400 shares).
          2.4.2 Earnout. For the purposes of this Section 2.4.2, LabMentors' earnings before income tax, depreciation and amortization for the twelve month period preceding the specified date ("EBITDA") shall not include earnings, income taxes, depreciation or amortization attributable to (i) research and development activities conducted for Buyer, (ii) royalties paid by Buyer to LabMentors for its use of LabMentors' intellectual property, or
(iii) sales of Buyer's products by LabMentors. In addition to the exchange of LabMentors Stock for Buyer Stock at Closing, the Shareholders shall receive additional shares of Buyer Stock upon the occurrence of certain performance thresholds, as follows.
          (a) Year One. If LabMentors' EBITDA on March 31, 2006 is $100,000 as calculated in accordance with United States generally accepted accounting principles ("GAAP"), Buyer shall issue additional shares of Buyer Stock to the Shareholders, on a pro-rata basis, in a total amount equal to $100,000 divided by the previous 10 day trailing average price per share of the Buyer Stock determined as of the first business day after March 31, 2006.
          (b)       Year Two.  If on March 31, 2007:
               (i) LabMentors' EBITDA is $950,000 or higher, as calculated in accordance with GAAP, Buyer shall issue additional shares of Buyer Stock to the Shareholders, on a pro-rata basis, in an amount equal to fifty percent (50%) of LabMentors' EBITDA as of March 31, 2007 divided by the previous 10 day trailing average price per share of the Buyer Stock determined as of the first business day after March 31, 2007, or
               (ii) LabMentors' EBITDA is less than $950,000, but greater than $250,000, as calculated in accordance with GAAP, Buyer shall issue additional shares of Buyer Stock to the Shareholders, on a pro-rata basis, in an amount equal to twenty-five percent (25%) of LabMentors' EBITDA as of March 31, 2007 divided by the previous 10 day trailing average price per share of the Buyer Stock determined as of the first business day after March 31, 2007.
          (c)       Year Three.  If on March 31, 2008:
               (i) LabMentors' EBITDA is $2,000,000 or higher, as calculated as calculated in accordance with GAAP, Buyer shall issue additional shares of Buyer Stock to the Shareholders, on a pro-rata basis, in an amount equal to fifty percent (50%) of LabMentors' EBITDA as of March 31, 2008 divided by the previous 10 day trailing average price per share of the Buyer Stock determined as of the first business day after March 31, 2008, or
               (ii) LabMentors' EBITDA is less than $2,000,000 but greater than $500,000 as calculated in accordance with GAAP, Buyer shall issue additional shares of Buyer Stock to the Shareholders, on a pro-rata basis, in an amount equal to twenty-five percent (25%) of LabMentors' EBITDA as of March 31, 2008 divided by the previous 10 day trailing average per share price of the Buyer Stock determined as of the first business day after March 31, 2008.
          2.4.3 Shareholders' Access to Business Records. During the period of the Earnout and for the sole purpose of verification and confirmation of performance of LabMentors, the Shareholders shall have reasonable access to and the right to discuss with executive management of Buyer, the financial records maintained by Buyer relating to the revenues and expenditures attributable to the operation of LabMentors. For the sole purpose of verifying and confirming the Earnout calculation due and payable to Shareholders, the Shareholders may select an "Authorized Representative" to review and audit the records of LabMentors' post-Closing operations. In the event there is no material change, as a result of such review or audit, in the determination of EBITDA for purposes of the Earnout calculation, the Authorized Representative shall reimburse Buyer for any out-of-pocket costs incurred in relation to the review and audit.
     2.5 Risk of Loss. Until Closing, Sellers shall assume all risk of loss or damage with respect to the assets and liabilities of the Business. In the event of any loss or damage to all or any part of the assets or liabilities, Buyer shall have the right to (i) terminate this Agreement, in which event each party shall be fully released and discharged from any further obligations under this Agreement, (ii) close the purchase and reduce the Purchase Price by an equitable amount equal to the loss or damage, the reduction to reduce the Base Price at Closing, or (iii) close the purchase and elect to receive all insurance proceeds paid or payable by reason of the loss or damage.
                            Article 3
                 REPRESENTATIONS, WARRANTIES AND
            COVENANTS OF LABMENTORS AND SHAREHOLDERS.

     Except for Section 3.30 through Section 3.48, whereby each Shareholder represents, warrants and covenants to Buyer in their individual capacity and not as to any other Shareholder, or as otherwise indicated, the Sellers each represent, warrant and covenant to Buyer as set forth below. With respect to Sections 3.1 through 3.25, 3.27, 3.28, 3.29, 3.44, 3.45, and 3.46, the representations and warranties by Workers Investment Fund, Inc. ("WIF") are made solely to the best of its knowledge and belief, which phrase means the actual knowledge of its President, R. Laurence Simpson, without having made any independent inquiries or investigation. Nothwithstanding any other provision of this Agreement WIF shall not be liable for any breach of a representation, warranty or covenant by any other Seller or by LabMentors.

             FINANCIAL REPRESENTATIONS AND WARRANTIES
     3.1  Financial Statements.  Attached as Schedule 3.1 are
(i) LabMentors' balance sheets as of the close of the fiscal years ending May 31, 2002 through May 31, 2005; (ii) LabMentors' Income Statements for the twelve month periods ending May 31, 2002 through May 31, 2005; and
(iii) LabMentors' interim balance sheets and related statements of income and earnings for the period from June 1, 2005 to November 18, 2005 (collectively "LabMentors' Financial Statements"). LabMentors' Financial Statements
(i) have been prepared in accordance with GAAP, (ii) are complete and correct in all material respects, and (iii) present fairly, in all material respects, the financial position of LabMentors as of the date indicated.
     3.2  Absence of Undisclosed Liabilities.  Except as (i) disclosed on
Schedule 3.2 or LabMentors' Financial Statements, or (ii) incurred by LabMentors in the ordinary course of operating the Business since the date of LabMentors' Financial Statements, there has not been any material adverse change in the business, condition (financial or otherwise), Assets, Liabilities, properties or operations of LabMentors, and there are no liabilities, whether absolute, accrued, prepaid revenue, contingent or otherwise, arising through the ownership or operation of the Business which materially affect the Assets, Liabilities or the operation of the Business.
     3.3 No Default. Except as set forth in Schedule 3.3, (i) no Seller is in default under the terms of any contract, agreement, lease, license or understanding to which such Seller is a party ("Contract"), and which default will result in any loss or damage to LabMentors or any Encumbrance on its Assets, nor has any condition or event occurred which, after notice, the passage of time, or otherwise, would constitute a default under or breach of the terms of any such Contract, and (ii) Sellers are not aware of any condition that will result in a default under the terms of any such Contract.
     3.4  Taxes.  Except as disclosed on Schedule 3.4:
          3.4.1 Timely Filing of Tax Returns. LabMentors has filed all applicable federal, provincial, local and foreign returns and reports for all income tax, payroll tax, harmonized sales tax, excise or use tax, or any property, service, social security, trust fund, unemployment, withholding, franchise, insurance premium or other tax (collectively "Taxes" or "Tax") required to be filed in connection with LabMentors' ownership or operation of the Business. All Tax returns and reports were and are in all material respects true, complete, and correct and filed on a timely basis. No claim has ever been made by any authority in any jurisdiction in which LabMentors does not file federal, provincial, local and foreign Tax returns and reports that the Business is or may be subject to taxation by the respective jurisdiction.
          3.4.2 Preparation of Tax Returns and Payment of Taxes. LabMentors has, within the time and in the manner prescribed by law, (i) prepared all Tax returns and (ii) paid all Taxes shown by the returns to be due and payable, except for those Taxes contested in good faith and for which adequate reserves have been provided.
          3.4.3 Tax Lien. There are no Tax liens or security interests on any of the Assets.
          3.4.4 Withholding Taxes. LabMentors has withheld from each payment made to any of its present or former officers, directors and employees and to any non-resident of Canada the amount of all taxes, including but not limited to income tax, and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable tax legislation.
          LabMentors has remitted to the appropriate tax authority when required by law to do so all amounts collected or payable by it or required to be collected or paid by it on account of applicable sales tax, goods and service tax, harmonized sales tax or any other taxes.
          3.4.5 Waivers and Extensions of Time. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against LabMentors.
          3.4.6 Audit, Administrative and Court Proceedings. There are no actions, suits, proceedings, investigations or claims now pending, or to the best of the knowledge of either the Shareholders or LabMentors threatened, against LabMentors in respect to taxes, governmental charges or assessments, or any matters under discussion with any government authority relating to taxes, governmental charges or assessments asserted by any such authority.
          3.4.7 Powers of Attorney. No power of attorney currently in force has been granted by the Sellers concerning any federal, provincial, local and foreign Tax.
          3.4.8 Tax Rulings. LabMentors has not received a Tax ruling or entered into any agreement with any federal, provincial, local or foreign taxing authority that would reasonably be expected to have an adverse effect on the Business or the Assets.
          3.4.9 Availability of Tax Returns. Attached to Schedule 3.4.9 are true and complete copies of (i) the Tax returns of LabMentors for all tax years ending between January 1, 2001 to Closing, as filed with any Canadian federal, provincial or local Tax authority, (ii) all audit reports received from any Tax authority relating to any Tax return filed by LabMentors, and
(iii) any agreements entered into by LabMentors with any Tax authority.
          3.4.10 Tax Sharing Agreements. LabMentors is not a party to any agreement relating to allocating or sharing of Taxes.
          3.4.11 Liability for Others. LabMentors (i) has not been a member of an affiliated group filing a consolidated Tax return, and (ii) has no liability for any Tax of any other person (a) under applicable provisions of federal, provincial, local or foreign law or regulation, (b) under any applicable law as a transferee or successor, or (c) by contract.
          3.4.12 Accounting Adjustments. LabMentors has not agreed to make, is not required to make, or is not contemplating making, any material adjustments under applicable Tax law by reason of a change in accounting method or otherwise.
          3.4.13 Partnerships or Joint Ventures. LabMentors is not and has never been a member of a limited liability company or a party to any joint venture, partnership, or other arrangement or contract that is reported as a partnership for income tax purposes.
          3.4.14 Indemnities. LabMentors is not a party to any indemnity agreement for the benefit of any third party in connection with any Tax that would be reasonably expected to result in an adverse effect on the Business or the Assets.
        ASSETS AND PROPERTY REPRESENTATIONS AND WARRANTIES
     3.5 Assets. The assets of LabMentors (the "Assets") expressly include all the assets, properties and rights of LabMentors relating to the Business as currently conducted, of every type and condition, real, personal and mixed, tangible and intangible, fixed and unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, where ever located and whether or not reflected on the books and records of LabMentors, as follows:
          3.5.1 Cash. Cash or cash equivalents, including checking, savings and other accounts related to the Business.
          3.5.2     Motor Vehicles.  Motor vehicles, if any.
          3.5.3 Equipment, Furniture and Fixtures. All tangible personal property owned by or leased to Sellers located in or used in connection with the Business, including without limitation, furniture, fixtures, trade fixtures, equipment, office equipment, computer equipment, computer systems, furnishings, machinery, tenant improvements, blinds, curtains, drapes, floor coverings, security equipment, communications equipment, equipment operation manuals, and manufacturer's warranties and guarantees, if any ("Equipment"). The Equipment, including (i) the cost of the Equipment and (ii) the warranties for the Equipment, are identified on Schedule 3.5.3. Except as set forth on
Schedule 3.5.3, all of the tangible Assets identified on Schedule 3.5.3 are in good operating condition and repair, ordinary wear and tear excepted, and are located at LabMentors. The tangible Assets are suitable for the purposes used, and have been maintained in accordance with good business and maintenance practices. Sellers do not know of any material latent defects in the tangible Assets.
          3.5.4 Real Property. LabMentors' interest as lessee under the lease of its premises ("Leased Property"), a copy of which is attached hereto as Schedule 3.5.4 (the "Real Property Lease"). LabMentors does not own or have any interest in, nor is LabMentors a party to or bound by or subject to any agreement or option to purchase, any real property and LabMentors is not a party to or bound by or subject to any lease or any agreement in the nature of a lease of any real property other than the Real Property Lease. LabMentors is exclusively entitled to all rights and benefits as lessee of the Leased Property and LabMentors has not sublet, assigned, licensed or otherwise conveyed any rights in the Leased Property to any other person. All rental payments and other obligations required to be paid and performed by LabMentors pursuant to its lease obligations have been duly paid and performed; LabMentors is not in default of any of its obligations under the Real Property Lease of the Leased Property; and the landlord of the Leased Property is not in default of any of his obligations under the Real Property Lease. The use by LabMentors of the Leased Property is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. LabMentors has adequate rights of ingress to and egress from the Leased Property for the operation of the Business in the ordinary course.

          3.5.5 Personal Property Leases. All equipment and other personal property leases for tangible personal property identified in and attached to Schedule 3.5.5 ("Personal Property Leases"). The Personal Property Leases constitute all of the material Personal Property Leases of LabMentors. All Personal Property Leases are in full force and effect and there are no existing defaults, or events or conditions which but for the passage of time would constitute defaults pursuant to such documents.
          3.5.6 Material Contracts. All rights related to material contracts, agreements, options and commitments (other than Personal Property Leases) related to the Business ("Contracts"). The Contracts are identified on Schedule 3.5.6. The Contracts constitute all of the material Contracts of LabMentors. All Contracts are in full force and effect and there are no existing defaults, or events or conditions which but for the passage of time would constitute defaults pursuant to such documents.
          3.5.7 Prepaid Expenses. Deposits with LabMentors' vendors, prepaid insurance covering LabMentors, prepaid items, prepaid expenses, and similar amounts paid by LabMentors to other vendors of services or goods for which LabMentors have not received services or goods in return. The Prepaid Expenses are set forth on Schedule 3.5.7.
          3.5.8 Accounts Receivables. All accounts receivable, work-in-progress (unbilled services rendered prior to Closing), promissory notes, and other amounts owed to LabMentors and arising in the ordinary course of business ("Receivables"). The Receivables are described on Schedule 3.5.8. The amounts charged for services have been determined and statements rendered in accordance with applicable laws, regulations and contracts binding upon LabMentors. The Receivables will be collectible in the ordinary course of business within 60 days of the creation of each Receivable, subject only to contractual allowances and bad debt adjustments consistent with industry standards.
          3.5.9 Business Records. All accounting records, financial records, operations records, customer records, customer lists, vendor lists, price lists, operations manuals, personnel records, employee manuals, and all other records, files, memoranda, sketches, bids, contracts, and other documents relating to the Business of LabMentors ("Business Records"). The books of accounts and records, including Business Records, of the Business are complete and correct in all material respects, and there have been no transactions involving the Business which properly should have been set forth in the Business Records and which have not been accurately so set forth.
          3.5.10 Inventory. All items included as "inventory" on the Business Records of the Business, all janitorial and office supplies, and all other operating supplies, including but not limited to those items described on Schedule 3.5.10 ("Inventory"). All items of Inventory to be acquired by Buyer pursuant to this Agreement were acquired by LabMentors in the ordinary course of LabMentors' Business, may be used for items' intended purposes, and were purchased, handled, stored and sold in accordance with all federal, provincial, local and foreign governmental laws and regulations, including all Environmental Laws.
          3.5.11 Licenses and Permits. All licenses, permits, and accreditations used in operation of the Business, including without limitation the items described on Schedule 3.5.11.
          3.5.12 Intellectual Property. All patents, patent applications, trade marks, service marks, copyrights, any applications therefor, all rights held by any of the Sellers to the name "LabMentors," logos, symbols, business manuals or policies created by any of the Sellers, and tangible or intangible material created by any of the Sellers and that are used by LabMentors ("Intellectual Property"). Schedule 3.5.12 lists: (i) all of LabMentors' copyrights, trademarks, and any applications therefore, (ii) all LabMentors' logos and graphics that identify the Business, and (iii) all licenses, sublicenses, and other agreements (other than license agreements for prepackaged, commercially available computer software) to which LabMentors is a party and pursuant to which LabMentors or any other person is authorized to use any of the Intellectual Property or trade secrets of LabMentors. LabMentors owns or has the right to exercise and to transfer to Buyer all rights in the Intellectual Property necessary to carry out LabMentors' current and anticipated Business activities. LabMentors is not in violation of any license, sublicense, or agreement to which LabMentors is a party or bound pertaining to the Intellectual Property. No claim with respect to the Intellectual Property has been asserted against LabMentors, or is threatened by any person against LabMentors; nor, to Sellers' knowledge, are there any valid grounds for any bona fide claims. LabMentors has clear title to all Intellectual Property. Consummation of the Share Exchange will not impair LabMentors' ownership or rights to the Intellectual Property or require the consent or approval of any third party.
          3.5.13 Communication Addresses. All telephone numbers, facsimile numbers, internet addresses, internet domain names, internet domain name registrations, log-in identifications, user identifications, screen names and on-line service identifications relating to the Business ("Communication Addresses"). The Communication Addresses are disclosed on Schedule 3.5.13.
          3.5.14 Computer Software and Databases. All computer software, applications, and databases owned, licensed, leased, internally developed or otherwise used by any of the Sellers in connection with the Business ("Computer Software and Databases"). The Computer Software and Databases are identified in Schedule 3.5.14. LabMentors has all Computer Software and Databases that are necessary to conduct the Business as presently conducted and all documentation relating to all the Computer Software and Databases.
The Computer Software and Databases perform in accordance with the documentation therefor and are free of defects in programming and operation.
          3.5.15 Proprietary Information. All rights of Sellers in the LabMentors' Proprietary Information. "Proprietary Information" means all information, data, software and materials (whether contained in documents, electronic media or other forms) relating to or used by LabMentors, including (without limitation) information about LabMentors' products, services, materials, procedures, inventions, expertise, customer lists, potential customer lists, customer data, financial data, vendors, marketing plans, and trade secrets.
          3.5.16 Goodwill. All rights of Sellers in the favorable consideration which LabMentors has in the minds of the public, the reasonable expectation that LabMentors will be preferred by existing and potential customers and clients, and the advantage and benefit that existing and potential customers and clients will patronize LabMentors ("Goodwill").
          3.5.17 Tangible And Intangible Personal Property. All other tangible and intangible personal property owned by Sellers and used in the Business.
     3.6 Liabilities. The liabilities of LabMentors (the "Liabilities") include all obligations reflected on LabMentors' May 31, 2005 Financial Statements or incurred thereafter in the ordinary course of Business prior to the Closing Date, as follows:
          3.6.1 Trade Payables. All liabilities related to amounts owed by LabMentors to vendors of supplies and inventory ("Trade Payables"). The Trade Payables as of the most recent practicable date are listed in
Schedule 3.6.1(a), and copies of all invoices or other documents supporting the list are attached to Schedule 3.6.1(b).
          3.6.2 Purchase Orders. All liabilities related to purchase orders and commitments of LabMentors made in the ordinary course of business for goods, services, supplies and Inventory to be delivered to LabMentors or performed by LabMentors subsequent to Closing. The purchase orders as of the most recent practicable date are set forth in Schedule 3.6.2.
          3.6.3 Personal Property Leases and Contracts. All liabilities related to Personal Property Leases and Contracts identified in
Schedules 3.5.5 and 3.5.6, respectively. The payments, installment payments, monthly payments and other liabilities related to Personal Property Leases and Contracts shall be paid current by LabMentors up to and including Closing.
          3.6.4 Prepaid Income. Amounts that customers have deposited with LabMentors, deferred revenue, prepaid income, amounts paid by customers pursuant to any plans or programs in which customers paid an amount to receive goods or services in the future, and similar amounts paid by customers to LabMentors in advance of the LabMentors rendering the services or providing the goods. The prepaid income is listed on Schedule 3.6.4.
          3.6.5 Obligations Arising From Transferred Assets. All obligations of LabMentors arising under or relating to the Assets pursuant to
Section 3.5.
          3.6.6     Scheduled Liabilities.  The items listed on Schedule
3.6.6. Sellers have disclosed on Schedule 3.6.6 all other Liabilities, not otherwise herein set forth, including (without limitation) all obligations which are or may be assessed or become a charge against the Assets.
     3.7 Clear Title to Assets. Except as set forth on Schedule 3.7, LabMentors has good and marketable title to the Assets, free and clear of all mortgages, pledges, security interests, liens and encumbrances, with the exception of taxes not due and payable which constitute a lien. The Assets and Liabilities constitute all of the tangible or intangible assets and liabilities necessary for the conduct of the Business as presently conducted.
     3.8 Insurance. Schedule 3.8 lists and briefly describes (i) all policies of fire, extended coverage, liability (including, without limitation, professional liability) and all other kinds of insurance held by LabMentors and covering the Assets or the Business, and (ii) any claims made against any insurance policy that are unresolved as of Closing. The policies are in full force and effect and will be in full force and effect until Closing.
     3.9 Financial Accounts. Schedule 3.9 lists the names and locations of all banks and financial institutions in which LabMentors has cash, checking, savings and other accounts of the Business ("Financial Accounts"), the designation of the name and type of the account, the names of all persons authorized to draw upon or have access to each account, and the existence and type of equipment used by LabMentors to validate and process credit cards.
           REAL PROPERTY REPRESENTATIONS AND WARRANTIES
     3.10 Leased Property Information. Attached as Schedule 3.10 is the information necessary to describe and insure the Leased Property.
     3.11 Leased Property Vendors.  Schedule 3.11 lists the preferred vendors of supplies and services to repair and maintain the Leased Property.
     3.12 Utilities.  Exclusive of any applicable name transfer fees,
(i) the utilities and services set forth on Schedule 3.12 are currently available to the Leased Property, and (ii) all physical improvements (including, without limitation, pipes and lines) required for utilities and services are in place, usable and in good operating condition, and constructed in accordance with any applicable regulations and specifications.
     3.13 Prior Construction and Renovation.  Except as disclosed on
Schedule 3.13, all construction and renovation of the Leased Property was performed pursuant to building permits issued by the relevant jurisdiction and a final certificate of occupancy was issued.
     3.14 Hazardous Material.  Except as disclosed on Schedule 3.14:
          3.14.1 No Hazardous Material Use. No one has caused or permitted any Hazardous Material to be generated upon, transported to, stored, disposed, released or used in or about the Leased Property except as incidental to LabMentors' permitted use of the Leased Property and only in quantities that are less than the quantities that are required to be reported to governmental or other authorities under applicable law or regulations. LabMentors has complied with all Environmental Laws regulating the use, reporting, storage, and disposal of Hazardous Material.
          3.14.2 No Claims or Notices. LabMentors has not received from any governmental authority or third party any request for information, notice of claim, demand letter or other notification, notice or information that LabMentors is or may be: (i) potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material;
(ii) potentially liable for damage to persons, property, or natural resources in connection with any Hazardous Material; or (iii) in violation of any Environmental Laws.
          3.14.3 No Investigations. There have been no environmental investigations, studies, audits, samples, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos or PCBs at the Leased Property site.
          3.14.4 No Asbestos. There is no asbestos present in any real property presently owned, leased or operated by LabMentors, and no asbestos has been removed from any real property while the real property was owned, leased or operated by LabMentors, except according to the requirements of the Clean Air Act and the Occupational Safety and Health Act and as disclosed on
Schedule 3.14.
          3.14.5 No USTs. There are no underground storage tanks on, in, or under the Leased Property and no underground storage tanks have been closed or removed from the Leased Property.
          3.14.6 Full Compliance With Environmental Laws. LabMentors has operated its Business on the Leased Property full in compliance with all Environmental Laws.
          3.14.7 Hazardous Material Definition. The phrase "Hazardous Material" means any substance, material or waste of which the generation, manufacture, use, storage or disposal is or becomes regulated by any federal, state, provincial, local or foreign governmental authority or political subdivision for the purpose of protecting human health or the environment.
The phrase "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a hazardous substance, waste or material under applicable Environmental Laws, (ii) petroleum products, (iii) asbestos, or (iv) polychlorinated biphenyl ("PCB").
          3.14.8 Environmental Laws Definition. The phrase "Environmental Laws" means any federal, provincial, local or foreign law, statute, ordinance, regulation, permit or order pertaining to health, industrial hygiene, environmental conditions or Hazardous Materials, and including any statutes identified in Section 3.14.7.
     3.15 Access to Property. Buyer and Buyer's authorized representatives shall have reasonable access to the Leased Property and to LabMentors' books and records relating to the Leased Property.
            EMPLOYMENT REPRESENTATIONS AND WARRANTIES
     3.16 Employees. A complete and accurate list of the employees employed in the Business, which accurately sets forth the employees' (i) name,
(ii) date of birth, (iii) social security number, (iv) the existence and terms of all written and oral employment agreements, if any, (v) position, (vi) date of hire, (vii) date of last compensation increase, (viii) hours of employment and rate of compensation, (ix) amount of accrued benefits (including vacation and sick leave pay, if any), and (x) the hours each employee has worked this calendar year to date is set forth on Schedule 3.16 ("Employees").
     3.17 Employment Obligations and Benefits. As of Closing, all salaries, wages, vacation pay, holiday pay, short or long-term disability, pension, reimbursement of expenses, compensation for paid leave, bonuses of any kind, payroll taxes, payroll tax reporting compliance, workers compensation, and benefits of any kind payable to any Employee or independent contractor employed or hired by LabMentors shall have been paid in full, and all obligations to comply with all reporting requirements shall have been performed in full. LabMentors is in substantial compliance with all federal, provincial, local, foreign and other applicable laws respecting employment, employment practices, terms, conditions of employment, employment benefits, and wages and hours. A summary of the employee benefits is set forth in
Schedule 3.17.
     3.18 Employee Agreements. Photocopies of all written employment agreements (other than the agreement with Joe Khoury) are attached to
Schedule 3.18. Except as described on Schedules 3.18 or 3.21, LabMentors is not a party to any of the following described agreements, plans, or arrangements: (i) employment, collective bargaining, or consulting agreements, (ii) agreements that contain any severance or termination pay obligation, (iii) bonus, deferred compensation, profit-sharing, pension or
retirement arrangements, or (iv) stock purchase or stock option plans.   The
Business Consultation Agreement dated as of the 1st day of January 2005 by and among LabMentors, Frank Maresca and Frank Maresca & Associates, Inc. has been terminated; and all obligations of LabMentors thereunder have been fully paid and discharged.
     3.19 Labor Unions. No Employee is represented by any labor union or organization and there has not been any labor union organizing activity at LabMentors. There is no present or threatened labor disturbance or pending arbitration, unfair labor practice, grievance or other proceedings or litigation of any kind with respect to any Employees or former employees of LabMentors.
     3.20 Joe Khoury Employment Contract. Joe Khoury has executed and has performed according to its terms, the employment agreement in the form attached as Schedule 3.20 ("Khoury Agreement").
     3.21 No Employee Benefit Plans Unless Disclosed. LabMentors does not maintain and never has maintained any group health insurance, group life insurance, medical, Section 401(k), profit sharing, defined benefit, pension, cafeteria, or other employee benefit plan except for each health, life or medical plan set forth in Schedule 3.21.
     3.22 Employee Benefit Plan Obligations.
          3.22.1 Employer. For purposes of this Section 3.22, the term "Employer" shall include all employers (whether or not incorporated) which by reason of common control or otherwise are treated together with LabMentors as a single employer. Included and specifically identified in Schedule 3.21 is a complete list of all Employee Benefit Plans of any employer other than LabMentors which are treated together with LabMentors as a single employer pursuant to this Section 3.22.1.
          3.22.2 Delivery of Plan Documents. LabMentors have delivered the following to PCS Edventures!.com:
          (a) Plan Documents. All documents, signed, dated, and complete, that set forth the terms of each Employee Benefit Plan and any related trust, including without limitation (i) all adoption agreements and underlying master plan documents, (ii) plan description and summary plan descriptions including both those summaries that are required under the law and those summaries that were prepared but are not required, (iii) amendments and addenda to the plan documents, and (iv) trust documents.
          (b)  Insurance.  All insurance policies and certificates
purchased by or to provide benefits under any Employee Benefit Plan.
          (c) Administration. All contracts and agreements to which Employers are a party with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Benefit Plan.
          (d)  Reports.  All reports (including without limitation
actuarial, financial, testing, valuation and accounting) prepared within the three (3) year period preceding the date of this Agreement, by Employers, third party administrators, recordkeepers, actuaries, investment managers, consultants or other independent contractors with respect to any Employee Benefit Plan.
          (e)  Determination Letters.  The most recent determination, opinion and notification letter for each Employee Benefit Plan that is or was intended to be a qualified plan for Tax purposes.
          (f) Letter Rulings. Every private letter ruling, prohibited transaction exemption, or other ruling or determination from any governmental authority with respect to each Employee Benefit Plan.
          3.22.3 Plan Compliance. For every Employee Benefit Plan subject to ERISA, (i) the Plan is in compliance with applicable law, (ii) no accumulated funding deficiency has been incurred, and (iii) neither Employer nor any other party has applied for or obtained a waiver from any governmental authority of any minimum funding requirement. Each Employee Benefit Plan intended to be qualified under applicable law for Tax purposes has been determined to be qualified and nothing has occurred since the date of the last determination which resulted or is likely to result in the revocation of the determination.
          3.22.4    No Guarantee Fund Liability.  Employers have not
(i) incurred any liability to any guarantee fund, trust fund or governmental authority in connection with any Employee Benefit Plan covering any employees of Employer, (ii) ceased operations at any facility, or (iii) withdrawn from any Plan, in a manner which could give rise to liability under applicable law.
          3.22.5 No Tax or Other Liability. Employer has no liability for any Employee Benefit Plan for any lien, tax, penalty or excise tax under applicable law. Other than claims for benefits submitted by participants or beneficiaries, no claim, lawsuit or cause of action against or proceeding involving any Employee Benefit Plan is pending or, to Sellers' knowledge, threatened by any party.
          3.22.6 No Prohibited Transactions. No transaction relating to any Employee Benefit Plan proscribed by applicable law has occurred for which an exemption is not expressly available and applicable under applicable law.
          3.22.7 All Plans Funded and Currently In Compliance. Employer has performed all of Employer's obligations under all Employee Benefit Plans. Full and timely payment has been made of all amounts which Employer is required, under applicable law or under any Employee Benefit Plan or any other agreement to which Employer is a party, to have paid for each Employee Benefit Plan. Employer has made adequate provision for reserves and have made the appropriate entry in LabMentors' Financial Statements attached as Schedule 3.1 for all obligations and liabilities under each Employee Benefit Plan that have accrued but are not yet due under the terms of any Employee Benefit Plan or related agreements.
          3.22.8 Benefits Are As Represented. Benefits under all Employee Benefit Plans and all liabilities and obligations under all Employee Benefit Plans are as represented and set forth in the documents delivered to Buyer pursuant to Section 3.22.2, and have not been increased or modified in any respect.
          3.22.9 Covenant of Precaution. Employer will make reasonable efforts to avoid any action that might have an adverse effect on the tax status of Employer's Employee Benefit Plans.
          3.22.10 COBRA and Health Care Responsibility. LabMentors shall provide Buyer with a list of all former employees and any spouse, former spouse, dependent child, or former dependent child or any other party of any employee to whom health care continuation coverage has been extended during the three (3) years immediately preceding the Closing, and a list of all persons to whom health care continuation coverage is being provided as of the Closing.
          3.22.11 Transaction Will Not Trigger Benefits. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not (i) result in any payment by LabMentors (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of LabMentors under any Employee Benefit Plan, agreement or otherwise, or (ii) increase any benefits otherwise payable under any Employee Benefit Plan or agreement.
        BUSINESS OPERATION REPRESENTATIONS AND WARRANTIES
     3.23 Business Records Compliance. To Sellers' knowledge, throughout the time prior to Closing LabMentors complied with (i) all applicable federal, state, provincial, local, foreign and other statutes and regulations, (ii) all rules and regulations of any regulatory agency governing LabMentors, and
(iii) the duty to exercise the requisite care, skill and knowledge in performing LabMentors' duties relating to the preparation, retention, storage, duplication, preservation and other obligations relating to Business Records.
     3.24 Operation Of Business. Except as disclosed on Schedule 3.24, during the period beginning June 1, 2005 and continuing to Closing, Sellers:
          (a)  Ordinary Course.  Conducted, and shall continue until
Closing to conduct, the business of the Business only in the usual, regular and ordinary course.
          (b)  Maintain Assets.  Except for the wholesale or retail sales of inventory in the ordinary course of business, maintained and shall continue until Closing to maintain, the Assets in their current condition, reasonable wear and tear excepted, including but not limited to all life insurance policies and the cash value of such life insurance policies.
          (c) Equipment. Retained, and shall continue to retain, at the Business location all Equipment and other Assets used in the operation of the Business, and have not, and will not remove from the Business location any Equipment and other Assets.
          (d) Goodwill. Preserved and protected, and shall continue until Closing to preserve and protect, the goodwill and advantageous relationships of LabMentors with customers, suppliers, referral sources and all other persons having business dealings with LabMentors with respect to the Business.
          (e)  Contracts.  Preserved and maintained, and shall continue until Closing to preserve and maintain, in force all Contract, Real Property Lease rights, Personal Property Lease rights and all Licenses of LabMentors.
          (f) Liens. Have not, and will not, mortgage, pledge, create a security interest in or otherwise encumber any of LabMentors' Assets, incur expenses other than in the ordinary course of business, and incur any secured or unsecured borrowings.
          (g)  Expenses.  Have not, and will not, incur any new or
additional long-term or short-term indebtedness except trade debt incurred in the ordinary course of business and will not make or incur any capital commitment or capital expenditure in excess of $10,000, without express authorization from Buyer.
          (h) Compensation. Except as accrued or reflected on LabMentors' Financial Statements, have not and will not increase the compensation payable or to become payable by LabMentors to any officer or employee of LabMentors, and have not and will not make any bonus payments or arrangements with any officer or employee or the LabMentors.
          (i)  Compliance.  Complied, and shall continue to comply, with all federal, state, provincial, local and foreign laws, rules, and regulations that are applicable to the operation of the Business.
          (j) Dividends. Except as accrued or reflected on LabMentors' Financial Statements and approved by the Board of Directors of LabMentors', have not and shall not make any dividend distribution or other distributions to the Shareholders of LabMentors Stock.
          (k)  Working Capital.  Shall maintain LabMentors' working
capital, defined as current assets minus current liabilities (as determined in accordance with GAAP), at the Closing equal to $32,780 (Canadian Dollars) or higher.
     3.25 Access to Business. Prior to Closing, Buyer and Buyer's authorized representatives shall have reasonable access to LabMentors, the Business, Assets and Liabilities, and to LabMentors' books and records relating to the Business. The date and time for all site inspections and examinations shall be mutually agreed by the parties.
     3.26 Confidential Information. Sellers agree that Sellers will keep confidential any and all Business Records (identified in Section 3.5.9), and Proprietary Information (identified in Section 3.5.15) of LabMentors. Sellers agree that the Business Records and Proprietary Information have value, contain proprietary information of LabMentors, contain trade secrets of LabMentors, and are being acquired by Buyer for value under this Agreement.
       CLAIMS AND LIABILITY REPRESENTATIONS AND WARRANTIES
     3.27 Compliance with Law. Except as identified on Schedule 3.27, Sellers have not received any notices of violation of any law, regulation, condition of permit or license, order, ordinance, or any requirement noted in or issued by any federal, provincial, local or foreign department having jurisdiction over or affecting LabMentors, the Assets, Liabilities or the Business which has not been corrected, resolved or withdrawn, and the Business is and has been conducted in compliance with all applicable federal, provincial, and local laws and regulations in all material respects. The Leased Property and the uses conducted on the Leased Property are in compliance with all applicable building, fire, life safety, subdivision and zoning laws and regulations.
     3.28 Litigation Or Claims. Except as identified on Schedule 3.28, there are no claims, actions, suits, arbitrations, governmental investigations, inquiries, or proceedings pending or, to the knowledge of Sellers, threatened against or involving LabMentors, the Assets, the Liabilities or the Business before any court, governmental or administrative body or agency, or private arbitration tribunal. Except as identified on Schedule 3.28, to the Sellers' knowledge, there are no facts upon which material claims may be made against LabMentors, Assets, Liabilities or the Business, nor are there any outstanding orders, writs, injunctions, or decrees of any court, arbitrator or governmental agency which adversely affect or could adversely affect the Assets, Liabilities or the Business.
     3.29 Product Liability. Except as identified on Schedule 3.29, Sellers have no knowledge, and after diligent investigation are unaware, of any liability (or any basis for any present or future claim or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of any Inventory, supplies, goods or other products or services used or sold by LabMentors.
                   INVESTMENT REPRESENTATIONS
     3.30 Restricted Buyer Stock. Each Shareholder acknowledges and agrees that the Buyer Stock constitutes "restricted securities" as defined in
Rule 144 under the Securities Act of 1933 ("1933 Act") and that the Buyer Stock cannot be offered or sold in the United States or to any U.S. person unless the Buyer Stock is registered under United States federal and applicable state securities laws or an exemption from registration (such as Rule 144) is available, and that the Shareholders may not engage in hedging transactions involving Buyer Stock unless such transactions are in compliance with the 1933 Act. Buyer shall have no obligation to register the Buyer Stock or to register any transfer of Buyer Stock not made in accordance with Regulation S under the 1933 Act, unless the Buyer Stock is registered under United States federal and applicable state securities laws or an exemption from registration is available.
     3.31 Certification of Residence. Schedule 1.3 sets forth the current address of each of the Shareholders, including the state or province of residence and domicile of each of the Shareholders.
     3.32 Accredited or Sophisticated Investor. Each Shareholder whose residence address (as shown on Schedule 1.3) is in the United States is acquiring Buyer Stock in a transaction that does not require registration under the 1933 Act. Each Shareholder, regardless of residence, (i) is an "Accredited Investor" as defined in Regulation D under the 1933 Act, or (ii) alone, or together with Shareholder's Representative(s) (as defined below), has the ability to evaluate the merits and risks of an investment in the Buyer Stock based upon Shareholder's knowledge and experience in financial and business matters.
     3.33 Shareholder's Reliance on Advisors. No Shareholder is relying on Buyer or its managers, members, employees, directors, or agents or representatives with respect to the legal, tax, economic and related considerations of an investment in the Buyer Stock; and each Shareholder has relied on the advice of, or has consulted with, only Shareholder's own attorneys, accountants, or other financial advisors ("Shareholder's Representative").
     3.34 Stock Dilution. Shareholders acknowledge and agree that Buyer is not agreeing to maintain any Shareholder's percentage ownership in Buyer that is created by such Shareholder's purchase of the Buyer Stock, and that Buyer may issue additional equity and other securities to provide compensation and reimbursement to Buyer's officers and others, which issuance of securities may reduce the Shareholders' percentage ownership interests in Buyer.
     3.35 Sufficient Information. Each Shareholder recognizes that an investment in the Buyer Stock involves significant risks. Each Shareholder and such Shareholder's Representative(s), if any, have been furnished materials relating to Buyer, including all of Buyer's reports and registration statements that have been filed with the United States Securities and Exchange Commission (the "SEC") at any time prior to the Closing date and which are contained in the Edgar Archives located at www.sec.gov, and all materials relating to Buyer, its business and financial condition, and any other matters which such Shareholder or Shareholder's Representative have requested. Each Shareholder and such Shareholder's Representative(s), if any, have received and carefully read unaudited quarterly reports and other information supplied by Buyer or otherwise publicly available to such Shareholder. Each Shareholder and such Shareholder's Representative(s), if any, have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Share Exchange and to obtain any additional information which Buyer or its management possesses or can acquire without unreasonable effort or expense, which is necessary to verify the accuracy of the information provided.
     3.36 Response to Inquiries. Buyer has answered all inquiries that each Shareholder and such Shareholder's Representative(s), if any, have made of it concerning Buyer, its business and financial condition, or any other matter relating to the operation of Buyer, Buyer Stock, and the Share Exchange.
     3.37 Ability to Withstand Loss. Each Shareholder (i) has adequate means of providing for such Shareholder's current needs and possible personal contingencies, (ii) has no need for liquidity in Shareholder's investment in the Buyer Stock, (iii) is able to bear the economic risks of Shareholder's investment in the Buyer Stock, and (iv) at the present time, can afford a complete loss of such investment.
     3.38 No Agency Endorsement. Each Shareholder understands that no federal, or state or provincial agency has passed upon the Buyer Stock, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Buyer Stock.
     3.39 Shareholder's Counsel. Buyer has advised each Shareholder to obtain independent legal counsel to review this Agreement. Each Shareholder acknowledges that the Shareholder has had the opportunity and has been encouraged to review this Agreement with the Shareholder's legal counsel.
     3.40 Investment Purpose. Each Shareholder, except for WIF, is purchasing the Buyer Stock for Shareholder's own account, for investment, and not for distribution, assignment or resale to others in whole or in part; and no other person has any direct or indirect beneficial interest in such Buyer Stock. No Shareholder, except for WIF, has any agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Buyer Stock; and no Shareholder has any plans to enter into any such agreement or arrangement.
     3.41 Workers Investment Fund, Inc. WIF has completed negotiations to merge with another fund (the "Successor Fund"), provided that such other fund shall not be the legal successor of WIF. The shareholders of WIF and the Successor Fund have approved the merger which is scheduled to close on December 16, 2005. WIF is acquiring the Buyer Stock for WIF's own account, for investment, and not for distribution, assignment or resale to others in whole or in part, except for the transfer of the Buyer Stock to Successor Fund in connection with such merger; and no person other than WIF and such Successor Fund shall have any direct or indirect beneficial interest in such Buyer Stock. WIF has no agreement or arrangement, formal or informal, with any person other than the Successor Fund to sell or transfer all or any part of the Buyer Stock. WIF represents, warrants and covenants to Buyer, that WIF will comply with Sections 3.32 through 3.40.
     3.42 Transfer Restrictions; Legends. Shareholders acknowledge that each certificate representing Buyer Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state or provincial securities laws) unless, in the opinion of counsel for the Buyer, such legend is not required:
                    THE SECURITIES REPRESENTED HEREBY
                    HAVE NOT BEEN REGISTERED UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED
                    (THE "ACT"), AND MAY NOT BE OFFERED,
                    SOLD OR OTHERWISE TRANSFERRED,
                    ASSIGNED, PLEDGED OR HYPOTHECATED IN
                    THE UNITED STATES OR TO ANY U.S.
                    PERSON IN THE ABSENCE OF SUCH
                    REGISTRATION OR AN EXEMPTION
                    THEREFROM UNDER THE ACT, OR UNLESS
                    THE COMPANY HAS RECEIVED AN OPINION
                    OF COUNSEL SATISFACTORY TO THE
                    COMPANY AND ITS COUNSEL THAT AN
                    EXEMPTION FROM THE REGISTRATION
                    REQUIREMENTS OF THE ACT IS AVAILABLE
                    IF SUCH OPINION IS REASONABLY
                    REQUESTED BY THE COMPANY.
     Each certificate representing Buyer Stock issued to a Shareholder who is not a U.S. Person (as defined in Regulation S under the 1933 Act) shall also be stamped or otherwise imprinted with a legend substantially similar to the following:
                    TRANSFER OF THE SECURITIES
                    REPRESENTED HEREBY IS PROHIBITED
                    EXCEPT IN ACCORDANCE WITH REGULATION
                    S OR PURSUANT TO REGISTRATION UNDER
                    THE ACT OR PURSUANT TO AN AVAILABLE
                    EXEMPTION FROM REGISTRATION.
                    HEDGING TRANSACTIONS INVOLVING THE
                    SECURITIES REPRESENTED HEREBY MAY
                    NOT BE CONDUCTED UNLESS IN
                    COMPLIANCE WITH THE ACT.
     Each Shareholder who is not a U.S. Person acknowledges and agrees that Buyer is required to refuse to register any transfer of Buyer Stock by such Shareholder if not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration.
     3.43 Regulation S Compliance. Each Shareholder whose residence address (as shown on Schedule 1.3) is outside the United States certifies that he or it is not a U.S. person (as defined in Rule 902 of Registration S under the
Act) and is not acquiring Buyer Stock for the account or benefit of anyone who is a U.S. person. Each such Shareholder agrees to resell Buyer Stock in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.
              STATUS REPRESENTATIONS AND WARRANTIES
     3.44 Organization, Good Standing and Qualification. LabMentors is a corporation duly organized, validly existing and in good standing under the laws of the province of New Brunswick, Canada. LabMentors has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased or operated. LabMentors is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by LabMentors or the business conducted by LabMentors make such qualification necessary.
     3.45 Capitalization. The authorized LabMentors Stock (immediately prior to the Closing) consists of an unlimited number of voting, redeemable, retractable, cumulative Class A preferred shares without nominal or par value and an unlimited number of common shares without nominal or par value of which 32,073,961 shares of common stock are issued and outstanding. All of the issued and outstanding shares of LabMentors Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.45 or provided in this Agreement, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of LabMentors is authorized or outstanding, (b) there is no commitment of LabMentors to issue any subscription, warrant, option, convertible security or other such right to purchase any shares of the capital stock of LabMentors, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of LabMentors, and (c) LabMentors has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule
3.45 or as provided in this Agreement, no person or entity is entitled to (a) any preemptive right, right of first refusal or similar right with respect to the issuance of any capital stock of LabMentors, or (b) any rights with respect to the registration of any capital stock of LabMentors under any
federal, state, provincial, local or foreign securities laws.   All of the
issued and outstanding shares of LabMentors Stock have been offered, issued and sold by LabMentors in compliance with applicable federal, state, provincial, local and foreign securities laws.
     3.46 Authority To Contract. Sellers have the full right, power and authority to execute, deliver and perform the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. The execution, delivery, and consummation of this Agreement by LabMentors was duly approved by the Board of Directors of LabMentors according to applicable law and the Articles of Incorporation and Bylaws of LabMentors. Upon the execution and delivery of this Agreement by Sellers, (i) no further action will be necessary to make this Agreement valid and binding upon Sellers according to its terms, and (ii) Sellers shall deliver to Buyer copies of resolutions duly authorized by the Shareholders and directors of LabMentors authorizing the execution and performance of this Agreement and designating those officers of LabMentors with authority to execute documents in connection with this transaction.
     3.47 No Limit On Authority. The execution, delivery, and consummation of this Agreement by Sellers will not, with the passage of time, the giving of notice, or otherwise, (i) cause any of the Sellers to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which such Seller is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which such Seller is a party. There are no restrictions in the Articles of Incorporation, amendments to the Articles, Bylaws, minutes, or share certificates of LabMentors, shareholder agreements, indenture, credit agreements, or other agreement limiting the right or power of any of the Sellers to consummate the Share Exchange. No approval or consent of any person, firm, or other entity is required to be obtained by Sellers for the execution or delivery of this Agreement or the consummation of the Share Exchange by the Shareholders.
     3.48 Brokers or Finders. Sellers have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.
              DISCLOSURE REPRESENTATION AND WARRANTY
     3.49 Material Misstatement or Omissions. To the best of Sellers' knowledge, no representation or warranty made by Sellers in this Agreement or in any document or agreement furnished in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements not misleading. Sellers know and expect that Buyer will to rely upon Sellers' representations, warranties and covenants.
                            Article 4
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.
     Buyer represents, warrants and covenants to Sellers as follows:
     4.1 Organization, Good Standing and Qualification. Buyer is an Idaho corporation duly organized, validly existing and in good standing under the laws of the state of Idaho. Buyer has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned, leased or operated. Buyer is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by LabMentors or the business conducted by Buyer make such qualification necessary.
     4.2 Authority To Contract. Buyer has the full right, power and authority to execute, deliver and perform the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. The execution, delivery, and consummation of this Agreement by the Buyer was duly approved by the Board of Directors of Buyer according to applicable law and the Articles of Incorporation and Bylaws of Buyer. Upon the execution and delivery of this Agreement by Buyer, no further action will be necessary to make this Agreement valid and binding upon Buyer according to its terms.
     4.3 No Limit On Authority. The execution, delivery, and consummation of this Agreement by Buyer will not, with the passage of time, the giving of notice, or otherwise, (i) cause Buyer to be in violation or breach of any law, regulation, judgment, administrative order, contract, agreement, or other restriction to or by which Buyer is subject or bound, or (ii) result in the acceleration or termination of any loan or security agreement to which Buyer is a party. There are no restrictions in the Articles of Incorporation, amendments to the Articles, Bylaws, minutes, or share certificates of Buyer, shareholder agreements, indenture, credit agreements, or other agreement limiting the right or power of Buyer to buy the Assets and Liabilities. No approval or consent of any person, firm, or other entity is required to be obtained by Buyer for the execution, delivery, and consummation of this Agreement by Buyer.
     4.4 Restricted Buyer Stock. At the time of closing, the Buyer Stock will not be registered under the United States Securities Act of 1933 ("1933 Act") and will constitute "restricted securities" within the meaning of Regulation S and Rule 144 promulgated by the United States Securities and Exchange Commission under the 1933 Act. If at any time in the future the Buyer applies to register some of its stock under the 1933 Act, it will also apply to register the Buyer Stock under that Act, subject to the right of the Buyer or its underwriters, in view of market conditions and/or the requirements of any future third party investor who may require registration of Buyer's stock as a condition to its investment, to reduce or eliminate the number of shares of Buyer Stock proposed to be registered.
     4.5 LabMentors Headquarters. For so long as the Canadian or New Brunswick tax incentives, set forth in Schedule 4.5, are available with respect to LabMentors' operations in Fredericton, New Brunswick and such tax incentives are, in the sole business judgment of Buyer's Board of Directors, beneficial to Buyer, Buyer will continue to operate LabMentors in Fredericton, New Brunswick.
     4.6 LabMentors' Employees. All employees of LabMentors employed in connection with LabMentors' operations in Canada will continue to be employees of Buyer after the Closing.
     4.7 Continued Operation of Company's Business. Following the Closing of the Share Exchange and subject to the business judgment of Buyer's Board of Directors, Buyer shall continue to conduct the Business, as currently conducted and consistent with past practice (including technological and new product development and product sales to existing and new customers) in good faith in an effort to maximize Business' EBITDA.
     4.8 Brokers or Finders. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except for contractual obligations to Colebrook Capital. Buyer shall be solely responsible for payment of any and all such obligations.
     4.9 Material Misstatement or Omissions. No representation or warranty made by Buyer in this Agreement or in any document or agreement furnished in connection with this Agreement contains or will contain any untrue statement of material facts, or omits or will omit to state a material fact necessary to make the statements therein not misleading.
                            Article 5
                      CONDITIONS OF CLOSING.
     5.1 Conditions Precedent To Obligations Of Buyer. The obligations of Buyer under this Agreement, including Buyer's obligation to close, are, at Buyer's option, subject to the satisfaction of the following conditions:
          5.1.1 Completion Of Buyer's Due Diligence. At or before Closing, Buyer shall have completed, to Buyer's sole satisfaction, Buyer's due diligence investigation, including but not limited to Buyer's satisfaction of LabMentors' financial condition at Closing. Buyer's due diligence investigation shall include, but not be limited to, verification of all facts and representations of Sellers, and verification of all facts and schedules relating to the Assets and Liabilities.
          5.1.2 Completion of Buyer's Audit of LabMentors. At or before Closing, Buyer and Buyer's auditors shall have completed, to Buyer's sole satisfaction, Buyer's audit of LabMentors.
          5.1.3 Representations and Warranties True. The representations and warranties of LabMentors and Shareholders are true, complete, and accurate as of the date of this Agreement and as of the date of Closing as if made as of such date.
          5.1.4 Covenants Performed. Sellers have performed all obligations, covenants and agreements to be performed prior to Closing as set forth in this Agreement.
          5.1.5 Third Party Consents. Buyer has received written consents and releases, in the form and content acceptable to Buyer, from all necessary or desired persons. In particular, but without limitation, Sellers shall have obtained all consents and approvals necessary for the assignment to Buyer of all Contracts and Personal Property Leases, and provided all bills of sale, assignments, and other instruments of transfer in the form as Buyer shall reasonably request.
          5.1.6 Governmental Approvals. Sellers shall have made all filings and received and obtained all federal, state, provincial, local and foreign governmental approvals necessary to consummate the Share Exchange.
          5.1.7 No Litigation. No actions, suits or proceedings of any kind shall be threatened or pending that relate to LabMentors, the Business, the Assets or the Share Exchange. No injunctions, orders, decrees or rulings shall be in effect that seek to restrain or prohibit, or to obtain damages or other relief in connection with, the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.
          5.1.8 No Material Adverse Change. No material adverse change in any laws, regulations, permits, licenses or other governmental or regulatory requirements affecting Buyer or LabMentors' or LabMentors' business operations generally shall have occurred.
          5.1.9 Execution and Certification of Resolution of Board of Directors. LabMentors and WIF shall have executed and delivered to Buyer duly adopted and certified copies of Resolutions of their respective Board of Directors authorizing the execution and delivery of this Agreement, and all other documents contemplated by this Agreement.
          5.1.10 Public Record Searches. LabMentors shall have furnished to Buyer (i) results of public records searches acceptable to Buyer evidencing that there are no registrations made by creditors against LabMentors or any of the Assets, and (ii) tax lien and litigation searches, fictitious business statement filings, notices, or other similar documents that Buyer may require in order to reflect, perfect, or protect the interests of Buyer in the Assets and Liabilities of LabMentors and to fully consummate all of the transactions contemplated under this Agreement.
          5.1.11 Additional Equity. LabMentors shall have obtained additional capital in the amount of $100,000 (Canadian dollars); and that capital shall have been converted to LabMentors Stock at or before Closing.
          5.1.12 Convertible Securities. All options, warrants, rights, convertible debentures and other convertible securities issued by LabMentors shall have been converted to LabMentors Stock.
          5.1.13 Estoppel Certificate. Buyer shall have received from WIF an executed estoppel certificate or similar certification stating that as of the Effective Date (i) no obligations are owed or exist by and between LabMentors and WIF; (ii) WIF will have no claim against LabMentors as a creditor, shareholder or otherwise; (iii) WIF has not taken any pre-Closing action which may bind LabMentors or result in the creation of a lien or encumbrance against any of LabMentors' assets.
          5.1.14    Shareholder Approval.    If required by New Brunswick law,
this Agreement and the Share Exchange transaction shall have been approved by the requisite number of Shareholders, without any Shareholder asserting appraisal or dissenter's rights under the applicable law.
          5.1.15 Removal of Encumbrances and Liens. Unless permitted by this Agreement, the Assets shall be free and clear of all encumbrances and liens.
          5.1.16 Joe Khoury Employment Agreement. Joe Khoury's Employment Agreement in the form attached as Schedule 3.20 shall be in full force and effect.
          5.1.17 Financial and Operating Performance. As of Closing, the business organization and operation, the services of LabMentors' officers and employees, and the relations between LabMentors and its customers and suppliers have been preserved.
          5.1.18 Approval By Board Of Directors. The Board of Directors of Buyer shall, in its discretion, have approved this Agreement and the transactions contemplated by this Agreement.
          5.1.19 Legal Opinions. Sellers shall have delivered to Buyer opinions of LabMentors' and WIF's counsel in the forms attached as
Schedule 5.1.19.
          5.1.20 Shareholder Agreement. The Shareholder Agreement among the Shareholders shall have been terminated and each of the Shareholders shall have waived all rights thereunder.
          5.1.21    Key Employees.   Joe Khoury, Albert Chen, Richard Chen,
Mark Veinot and Mike Law shall have agreed to continue their employment by LabMentors following Closing on the same terms and conditions of their employment prior to Closing.
          5.1.22 Updated Financial Statements. LabMentors shall have delivered to Buyer its unaudited interim balance sheet and income statement as of a date and for the period ended not later than thirty (30) days prior to the Closing date, prepared in accordance with GAAP, applied consistently with LabMentors' audited financial statements as of May 31, 2005. Such interim financial statements shall be complete and correct in all material respects, and present fairly, in all material respects, the financial position of LabMentors as of the date indicated.
          5.1.23    Estoppel Certificates.
          (a)       Frank Maresca and Frank Maresca & Associates Inc., a
New York corporation, shall have executed and delivered to Buyer an estoppel certificate, in form and substance satisfactory to Buyer, certifying that the Business Consultant Agreement dated the 1st day of January 2005 among Frank Maresca, Frank Maresca & Associates Inc. and LabMentors has been terminated and is of no further force or effect and further certifying that all obligations owed by LabMentors thereunder have been fully paid and discharged.

          (b) Frank Maresca and Saratoga Equity Ltd, a New York corporation, shall have executed and delivered to Buyer an estoppel certificate, in form and substance satisfactory to Buyer, certifying that all obligations owed by Labmentors under the Agreement dated the 2nd day of January 2005 between Saratoga and LabMentors shall have been fully paid and discharged; and the Agreement shall thereupon be deemed to have been terminated by mutual agreement and of no further force or effect on or after the Closing.
     5.2 Conditions Precedent to Obligations of Sellers. The obligations of Sellers under this Agreement, including the obligation to close, are, at the option of Sellers, subject to the satisfaction of the following conditions:
          5.2.1 Representations and Warranties True. The representations and warranties of Buyer are true, complete, and accurate as of the date of this Agreement and as of the date of Closing as if made as of such date.
          5.2.2 Covenants Performed. Buyer has performed all obligations, covenants and agreements to be performed prior to Closing as set forth in this Agreement.
     5.3 Waiver of Conditions. Buyer may waive, as a condition precedent to Closing, compliance with the conditions set forth in Section 5.1 above. Sellers may waive, as a condition precedent to Closing, compliance with the conditions set forth in Section 5.2. Waiver of compliance for purposes of Closing shall not waive or diminish any right of the waiving party to recover damages or enforce other available rights by reason of noncompliance by the other party or parties with any representation, warranties, or covenants of other party or parties set forth in this Agreement.
                            Article 6
                             CLOSING.
     6.1 Time, Date and Place of Closing. The closing of the Share Exchange will take place at the corporate offices of the Buyer in Boise, Idaho or at a mutually agreed location, commencing at 9:00 a.m., Boise, Idaho time, one week following the satisfaction or waiver of all conditions to the obligations of the parties to this Agreement (other than conditions with respect to actions the respective parties will satisfy at the Closing itself), or such other date as the Parties may mutually determine (the "Closing"). At the Closing, Buyer shall pay the Purchase Price as provided in this Agreement and Sellers shall take or shall cause to be taken all the actions as may be required to put Buyer into full possession or control of all the Assets and Liabilities.
     6.2 Further Assurances. Buyer and Sellers shall deliver all documents as may be required to effect the transactions contemplated by this Agreement. At any time after Closing, Buyer and Sellers shall each execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by the other, and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by the other for the purpose of effecting the transactions contemplated by this Agreement.
     6.3 Assignment of WIF Buyer Stock. Buyer consents to the transfer of Buyer Stock received by WIF (subject to compliance with the applicable United States federal securities laws and the transfer restrictions set forth in this Agreement) and the earn-out rights associated therewith pursuant to Section
2.4.2 to Growthworks Atlantic Venture Fund Ltd.
                            Article 7
           NONCOMPETITION AND CONFIDENTIAL INFORMATION
     7.1 Purpose Of Noncompetition And Confidential Information Agreements. LabMentors and Shareholders acknowledge that Buyer is purchasing the LabMentors Stock with the expectation of continuing the Business at the Business location and providing services to LabMentors' existing and expected future customers and clients. Shareholders agree that Buyer is entitled to a period of time to benefit from the purchase, and that Shareholders should be restricted from competing with LabMentors' Business or Buyer's business or benefiting from the Business and the Proprietary Information and Goodwill purchased by Buyer.
     7.2 Noncompetition Agreement. Each of the Shareholders agrees not to compete with Buyer or LabMentors for a period of two (2) years following Closing in the design, development, marketing, sale or delivery of educational products or services, including engineering or science-based enrichment curricula or project-based learning labs for children in grades K-12, as well as pre-kindergarten and after-school programs, and computerized and/or web-based interactive technology-based software delivery systems for curricula, communication, support and assessment. The term "compete" shall include, by way of illustration, (i) directly or indirectly selling or rendering any service or product provided or sold by LabMentors prior to Closing, (ii) being an owner, partner, agent, consultant, stockholder, director or officer of any person, firm, or entity that directly or indirectly sells or renders any service or product provided or sold by LabMentors prior to Closing, (iii) contacting or soliciting any of Buyer's or LabMentors' customers, clients or employees for the purpose of establishing relationships for sale of any service or product that directly or indirectly competes with Buyer's business or LabMentors' Business, (iv) causing any client, customer or employee to terminate any relationship with Buyer or LabMentors, and
(v) making any public or private statements to third parties that would be injurious to or in any way interfere, directly or indirectly, with the Goodwill or LabMentors' Business or Buyer's business or the reputation of
LabMentors or Buyer.   Notwithstanding the foregoing, WIF is not prohibited
from investing in any entity, regardless of their business.
     7.3 Confidentiality Agreement. Upon entering this Agreement and at all times after Closing, each Shareholder shall keep confidential and shall not use for the Shareholder's own benefit or the benefit of any other person and shall not disclose to any other person any Proprietary Information of LabMentors or Buyer.
     7.4 Inducement of Buyer. Shareholders understand and agree that strict observance of the agreements set forth in Article 7 is a substantial inducement to the execution and performance of this Agreement by Buyer.
     7.5 Acknowledgement by Shareholders. Shareholders (i) carefully considered the nature and extent of the restrictions upon Shareholders and the rights and remedies conferred upon Buyer under this Article 7, (ii) agree that the restrictions, rights and remedies are reasonable in time, application, amount, and effect, (iii) agree that the restrictions are supported by sufficient consideration and are not disproportionate to the respective benefits conferred upon Shareholders by this Agreement, and (iv) acknowledge that the restrictions will not prevent Shareholders from earning a living. Shareholders acknowledge that Shareholders were advised by Buyer that Shareholders should have this Agreement reviewed by counsel; and each Shareholder has either done so or elected to forego such right.
                            Article 8
                   EXCLUSIVITY AND BREAKUP FEE
     8.1 Exclusivity. Prior to Closing, Sellers (a) shall not initiate or continue any discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to, a sale of all or substantially all of LabMentors assets and (b) shall not, directly or indirectly: (i) initiate, solicit, or encourage any inquiry, proposal, offer or discussion with any party concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving LabMentors, or (ii) furnish any non public information concerning the business, properties or assets of LabMentors to any party.
     8.2 Breakup Fee. If Sellers fail to consummate the Share Exchange, pursuant to the terms and conditions of this Agreement, for any reason other than Buyer's breach of this Agreement, LabMentors shall pay all of Buyer's legal, accounting and other advisors' fees, and all other related expenses incurred by Buyer in connection with the Share Exchange transaction, up to an amount not to exceed $35,000.00. If Buyer fails to consummate the Share Exchange and such failure constitutes a breach of this Agreement, LabMentors is not obligated to pay the break-up fee.
                            Article 9
                            REMEDIES.
     9.1 Survival of Representations, Warranties and Covenants. The representations, warranties, and covenants by LabMentors and Shareholders set forth in this Agreement, including (without limitation) any representations, warranties, or covenants set forth in any Schedule or other writing delivered pursuant to this Agreement, shall survive the Closing and shall be deemed to be material and to have been relied upon by Buyer. In addition, all provisions of Article 7 are independent of, and shall survive termination for any reason of, Buyer's employment of any of the Shareholders, or their affiliates, regardless of whether termination of employment is voluntary, involuntary, by reason of retirement, or for any other reason.
     9.2  Claim.  A "Claim" shall be broadly construed to include any
(i) actual or alleged breach of any representation, warranty, covenant or obligation of a party, (ii) any loss, harm or damage incurred by a party arising from or related to this Agreement or the transaction contemplated by this Agreement, (iii) any punitive and treble damages, interest, penalties or attorney fees, and (iv) anything relating to any LabMentors' Employee Benefit Plan. A Claim includes, but is not limited to, Claims by third parties, employees and former employees.
     9.3 Claim Notice and Cure Period. In the event of a Claim, then the aggrieved party shall provide reasonable written notice to defaulting party of the breach. From the date of notice the defaulting party shall have 30 days to cure the Claim. If the Claim continues after the 30 day cure period, then the aggrieved party shall have all remedies provided by this Agreement and by law.
     9.4 Claim Resolution Procedure. If a Claim arises, the parties shall first attempt to settle the Claim by direct discussions. If the Claim cannot be settled by the parties by direct discussions, then the parties agree to endeavor to settle the Claim in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. Thereafter, any unresolved controversy or Claim arising from or relating to this Agreement or a breach of this Agreement shall be resolved as provided by law.
     9.5 Special Remedies for Noncompetition and Confidentiality Violations. Breach of the noncompetition agreement or the confidentiality agreement set forth in Article 7 will result in irreparable harm to Buyer which cannot be reasonably or adequately compensated by damages. Therefore, in addition to any other remedy or right Buyer may have (including rights and remedies at law or in equity, including recovery of damages), Buyer shall have the following rights: (i) right to an immediate injunction or other equitable relief enjoining any threatened or actual breach, and (ii) the right to recover liquidated damages from each person or entity in breach of the noncompetition agreement or the confidentiality agreement in an amount of $500.00 per day for each day of breach. The amount of liquidated damages is based on the reasonable and informed estimate by Buyer and Sellers of the anticipated actual damages that the Buyer would suffer for a violation by each person or entity. In the event of Sellers' breach or anticipated breach of the noncompetition and confidentiality provisions of this Agreement, Buyer is not required to comply with Claim Notice and Cure Period provision (set forth in
Section 9.3) and the Claim Resolution Procedure provision (set forth in
Section 9.4).
     9.6 Indemnity. Notwithstanding any investigation of the Business, Assets or Liabilities of LabMentors made by or on behalf of Buyer prior to closing, Shareholders (other than WIF), for a period of one year from Closing, jointly and severally agree to defend, indemnify and hold Buyer harmless from any and all Claims sustained directly or indirectly by Buyer (including, without limitation, any breach of the representations, warranties or covenants of LabMentors or Shareholders in this Agreement, uninsured tort liabilities of LabMentors, unfunded pension liabilities, any taxes that LabMentors or the Shareholders become obligated to pay as a result of the Share Exchange, any liabilities resulting from pending or threatened litigation, any obligations pursuant to either of the Agreements referenced in
Section 3.48, and any undisclosed liabilities not disclosed in the Financial Statements or schedules to this Agreement). This obligation to indemnify, defend and hold Buyer harmless is not limited in any manner by the cash or other consideration received by Shareholders under this Agreement.
     9.7  Purchase Price Offset.   Without limiting the availability of other
remedies, Buyer shall have the right, exercisable upon notice to a Shareholder specifying in reasonable detail the basis for such setoff, to reduce the number of Earnout shares of Buyer Stock otherwise deliverable to that Shareholder pursuant to Section 2.4.2 by the number of shares, valued in accordance with Section 2.4.2, equivalent in value to the amount which that Shareholder is obligated to indemnify Buyer under Section 9.6. The reduction shall occur on or after the following: (i) the Shareholders' failure to cure the Claim and (ii) the earlier of completion of the mediation required by
Section 9.4 of this Agreement or 30 days after the end of the cure period set forth in Section 9.3. The exercise of this set off right by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a breach or event of default this Agreement. If Shareholders shall dispute the reduction of Earnout shares by delivering notice to Buyer on or before date the deduction shall occur, Buyer shall withhold delivery of the disputed number of shares of Buyer Stock pending resolution of the dispute pursuant to this Agreement.
     9.8 Indemnification of LabMentors Directors. The Buyer shall indemnify any LabMentors' officer or director who, post-Closing, continues to serve as an officer or director of Buyer or its subsidiaries, for any and all statutory liabilities of LabMentors incurred in the post-Closing conduct of LabMentors' business for which the officer or director may be personally liable under applicable Canadian federal or provincial laws; provided, however, that this indemnity shall not apply in the event that such statutory personal liability is incurred pursuant to such officer or director's gross negligence or willful misconduct. The indemnity provided herein shall remain in full force and effect for a period of three (3) years following the date such officer or director ceases to be an officer or director of Buyer or its subsidiaries.
     9.9 Attorney Fees and Costs. If a dispute shall arise as to whether either party is in default under this Agreement, the prevailing party shall be awarded reasonable attorney fees and costs in any suit, action or proceeding, including trial, arbitration, mediation, or appeal, as awarded by the court, arbiter or mediator.
     9.10 Rights Cumulative. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity, provided that any recourse of the Buyer against WIF is limited to the Buyer Stock held by WIF.
     9.11 Nonwaiver of Remedies. The failure or neglect of a party to enforce any remedy available by reason of the failure of the other party to observe or perform a term or condition set forth in this Agreement shall not constitute a waiver of the term or condition. A waiver by a party (i) shall not affect any term or condition other than the one specified in the waiver, and (ii) shall waive a specified term or condition only for the time and in a manner specifically stated in the waiver.
     9.12 Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by Idaho law. The state and federal courts of Idaho have jurisdiction, and venue for mediation, litigation and all other proceedings shall be located in Ada County, Idaho.
                            Article 10
                       GENERAL PROVISIONS.
     10.1 Public Disclosure. Pending the Closing, neither LabMentors nor Shareholders shall, without the express written consent of Buyer, make any announcement concerning the Share Exchange, this Agreement or any related agreements to the public, to the customers or employees of LabMentors, or to any other person or entity, except that the parties may disclose such
information to their Representatives.   As a public company subject to
disclosure obligations under U.S. federal and state securities laws, Buyer shall control the timing and content of all public announcements concerning the Share Exchange including (without limitation) such disclosure by LabMentors or the Shareholders or other reporting functions as may be required pursuant to the laws of the Province of New Brunswick, and specifically with respect to the New Brunswick Business Corporations Act, and the New Brunswick Securities Act, all as amended, and the regulations thereunder.
     10.2 Notices. All notices and other communications ("Notices") shall be in writing and may be delivered (i) in person, with the date of notice being the date of personal delivery, (ii) by United States Mail, postage prepaid for certified or registered mail, return receipt requested, with the date of notice being the date of the postmark on the return receipt, (iii) by fax, with confirmation of the transmittal of the fax and a copy of the fax deposited on the same day in the United States Mail, with the date of notice being the date of the fax, (iv) by e-mail, with confirmation of sending of the e-mail and a copy of the e-mail deposited on the same day in the United States Mail, with the date of notice being the date of the e-mail, (v) by nationally recognized delivery service such as Federal Express, with the date of notice being the date of delivery as shown on the confirmation provided by the delivery service. Notices shall be addressed to the following addresses, or such other address as one party shall provide the other parties:
          If to Buyer:   Anthony Maher
                         President
                         PCS Edventures!.com, Inc.
                         345 Bobwhite Court, Suite 200
                         Boise, Idaho 83706
          with copy to:  Richard Riley
                         Hawley Troxell Ennis & Hawley LLP
                         877 West Main Street, Suite 1000
                         P.O. Box 1617
                         Boise, Idaho  83702
          If to Sellers: Joe Khoury, President
                         527 Beaverbrook Ct, Suite 423
                         Fredericton, NB, Canada
                         E3B 1X6

          with copy to:  J. E. Britt Dysart
                         Stewart McKelvey Stirling Scales [with respect to LabMentors only]
                         Suite 600, Frederick Square
                         77 Westmorland Street
                         P.O. Box 730
                         Fredericton, NB, Canada
                         E3B 5B4
          with copy to:  Workers Investment Fund Inc.
                         Larry Simpson, President
                         1133 Regent Street, Suite 202
                         Fredericton, NB, Canada
                         E3B 3Z2
          with copy to:  Allen Dixon Smith Townsend
                         Charles Sargeant, Q.C.
                         77 Westmorland, Suite 340
                         Fredericton, NB, Canada
                         E3B 6Z3
     10.3 Sellers' Information Disclosed In Negotiations. Prior to Closing, Buyer and its affiliates, shareholders, officers, directors, counsel, accountants and other representatives shall keep confidential and shall not disclose or use in any way whatsoever, any information regarding Sellers disclosed or learned during the course of discussions, negotiations, or investigations relating to Sellers, whether prior to the date of this Agreement, on the date of this Agreement or subsequent to the date of this Agreement, and whether the information was disclosed or learned pursuant to this Section 10.3 or otherwise. Subsequent to Closing, or if this transaction fails to Close, Buyer may use the information. If this transaction shall fail to close, then Buyer shall return to Sellers all documents and copies of documents provided to Buyer by Sellers.
     10.4 Payment of Expenses. Buyer and Sellers shall each pay their own fees and expenses, including fees and expenses of their respective attorneys, accountants, financial advisors, brokers, agents and other representatives, incidental to the transactions contemplated by this Agreement. In particular, but without limitation, Buyer shall pay all compensation due to Colebrooke Capital, Inc. for its services rendered to Buyer in securing and assisting in the acquisition of LabMentors. Sellers acknowledge that this compensation will be paid to Colebrooke Capital in the form of 100,000 shares of Buyer's restricted common stock. The Shareholders have also agreed to compensate Frank Maresca, individually, in the form of 70,000 shares of Buyer's restricted common, for services rendered by Frank Maresca in assisting in the acquisition of Labmentors by Buyer. The Shareholders acknowledge that they are solely responsible for the payment of any an all of obligations due to Frank Maresca, or any entity affiliated with Frank Maresca.
     10.5 Time of the Essence. Time is of the essence with respect to the obligations to be performed under this Agreement.
     10.6 Entire Agreement. All Schedules to this Agreement constitute a part of this Agreement. This Agreement, together with the accompanying Schedules, constitutes the entire, completely integrated agreement among the parties and supersedes all prior memoranda, correspondence, conversations and negotiations.
     10.7 Disclosures. The parties shall make various disclosures in this Agreement and in various schedules to this Agreement. The schedules are bound in a separate volume entitled "Disclosure Schedules for Share Exchange Agreement Among PCS Edventures!.com, Inc., 511092 NB Ltd. and Its Shareholders," ("Disclosure Schedules") and are incorporated into this Agreement. A qualification or exception to any representation, warranty, or covenant contained in this Agreement shall not be construed as a qualification or exception to any other representation, warranty, or covenant contained in this Agreement unless the qualification or exception expressly refers to the other representation, warranty, or covenant.
     10.8 Buyer's Assistance In Preparing Disclosures. Sellers are solely responsible for fully and fairly disclosing all information that is required to be disclosed in the Disclosure Schedules, and Sellers are in full control of the process of preparing the Disclosure Schedules and the final form and substance of the Disclosure Schedules. From time to time, representatives of Buyer may assist Sellers in researching, compiling, listing or otherwise completing the Disclosure Schedules. Buyer's assistance provided to Sellers is a courtesy and does not (i) terminate, reduce, mitigate or otherwise diminish Sellers' responsibility to fully and fairly disclose all required information in the Disclosure Schedules, and (ii) does not impute or attribute to Buyer by implication or otherwise information which Buyer's representatives did or should have discovered while assisting Sellers that was not disclosed on the Disclosure Schedules.
     10.9 Severability. The invalidity of any portion of this Agreement shall not affect the validity of any other portion of this Agreement. If the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, the restrictions shall be effective for the period of time and area as a court may determine to be reasonable.
     10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                     Article 11
                           SIGNATURES
                                          511092 NB LTD. doing business as
                                          LabMentors
Dated:  _________________________         /s/Joe Khoury
                                          By: Joe Khoury
                                          Its: President

                                          PCS EDVENTURES!.COM, INC.
Dated:  _________________________         /s/Anthony Maher
                                          By: Anthony Maher
                                          Its: President

                                          SHAREHOLDERS
Dated:  _________________________         /s/Joseph Khoury
                                          Joseph Khoury
Dated:  _________________________         /s/Bogdan Itoafa
                                          Bogdan Itoafa
Dated:  _________________________         /s/Frank Maresca
                                          Frank Maresca
Dated:  _________________________         /s/Dale Harris
                                          Dale Harris
Dated:  _________________________         /s/Chris Grady
                                          Chris Grady
Dated:  _________________________         /s/Mark Veinot
                                          Mark Veinot
Dated:  _________________________         /s/Jae Wan Joen
                                          Jae Wan Jeon

                                          WORKERS INVESTMENT FUND, INC.
Dated:  _________________________         /s/R. Laurence Simpson
                                          By: R. Laurence Simpson, President
                                          Its: President

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                         SPOUSAL CONSENT
     The undersigned represents and agrees that (i) she/he is a spouse of one of the Shareholders of record of LabMentors Stock, (ii) (iii) any interest the spouse may have in the Business or in LabMentors or in the LabMentors Stock is bound by this Agreement, (iv) the spouse shall execute any and all documents necessary or desirable to permit the Shareholder to transfer the interest of the spouse in the LabMentors Stock owned of record by the Shareholder or otherwise in accordance with this Agreement, (iv) this Agreement shall not be affected by the subsequent divorce of a spouse and a Shareholder or any property settlement or decree affecting the spouse or the Shareholder (v) THE SPOUSE IS NOT A SHAREHOLDER IN LABMENTORS AND HEREBY RELEASES AND DISCHARGES ANY AND ALL RIGHTS OF A SHAREHOLDER OR OTHER INTEREST IN THE LABMENTORS' STOCK.

Date:  __________________________


                                      Print Name:

                       DISCLOSURE SCHEDULES
                             FOR THE
                     SHARE EXCHANGE AGREEMENT
                              AMONG
                    PCS EDVENTURES!.COM, INC.,
                         511092 NB LTD.,
                       AND ITS SHAREHOLDERS
                   Effective November 30, 2005

      DISCLOSURE SCHEDULES FOR THE SHARE EXCHANGE AGREEMENT
                              AMONG
 PCS EDVENTURES!.COM, INC., 511092 NB LTD., AND ITS SHAREHOLDERS
                   Effective November 30, 2005
     Unless otherwise defined in the Disclosure Schedules, all capitalized terms used the Disclosure Schedules shall have the meanings ascribed to them in the "Share Exchange Agreement between PCS Edventures!.com, Inc., 511092 NB Ltd., and Its Shareholders" effective November 30, 2005 ("Agreement"). The Disclosure Schedules shall be deemed to be part of, and incorporated into, the Agreement.
     Disclosure on any matter pursuant to one provision, subprovision, section or subsection, or in any financial statements provided by the Sellers to Buyer, is not and shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of these Disclosure Schedules to the extent the Agreement requires the disclosure.
     The Disclosure Schedules supersede and replace any other disclosure schedules or related information previously provided to the Buyer. The earlier disclosures and disclosure schedules have no force or effect.
          Number         Title
          1.3            LabMentors Shareholders
          2.2.3          Distribution of Exchangeable Stock
          3.1            LabMentors' Financial Statements
          3.2            Absence of Undisclosed Liabilities
          3.3            No Default
          3.4            Taxes
          3.5.3          Equipment, Furniture and Fixtures
          3.5.4          Real Property Lease
          3.5.5          Personal Property Leases
          3.5.6          Contracts
          3.5.7          Prepaid Expenses
          3.5.8          Receivables
          3.5.10         Inventory
          3.5.11         Licenses and Permits
          3.5.12         Intellectual Property
          3.5.13         Communication Addresses
          3.5.14         Computer Software and Databases
          3.6.1(a)       Trade Payables (List)
          3.6.1(b)       Trade Payables (Supporting Documents)
          3.6.2          Purchase Orders
          3.6.4          Prepaid Income
          3.6.6          Scheduled Liabilities
          3.7            Exceptions to Title to Assets
          3.8            Insurance
          3.9            Financial Accounts
          3.10           Leased Property Information
          3.11           Real Property Repair and Maintenance
          3.12           Utilities
          3.13           Prior Construction and Renovation
          3.14           Hazardous Material
          3.16           Employees
          3.17           Employee Benefits
          3.18           Employment Agreements
          3.20           Joe Khoury's Employment Agreement
          3.21           Employee Benefit Plans
          3.24           Operation of Business
          3.27           Compliance with Law
          3.28           Litigation or Claims
          3.29           Product Liability
          3.45           Options, Warrants and Other Rights
          4.5            Tax Incentives
          5.1.19         Legal Opinions
     Delivered by 511092 NB Ltd., and Shareholders on December___, 2005.
                                      511092 NB LTD. doing business as
                                      LabMentors
Dated:  _________________________     /s/Joe Khoury
                                      By: Joe Khoury
                                      Its: President

                                      SHAREHOLDERS
Dated:  _________________________     /s/Joseph Khoury
                                      Joseph Khoury
Dated:  _________________________     /s/Bogdan Itoafa
                                      Bogdan Itoafa
Dated:  _________________________     /s/Frank Maresca
                                      Frank Maresca
Dated:  _________________________     /s/Dale Harris
                                      Dale Harris
Dated:  _________________________     /s/Chris Grady
                                      Chris Grady
Dated:  _________________________     /s/Mark Veinot
                                      Mark Veinot
Dated:  _________________________     /s/Jae Wan Jeon
                                      Jae Wan Jeon

                                      WORKERS INVESTMENT FUND, INC.
Dated:  _________________________     /s/R. Laurence Simpson, President
                                      By: R. Laurence Simpson, President
                                      Its: President

     Accepted by PCS Edventures!.com, Inc. on December ___, 2005.

                                      PCS EDVENTURES!.COM, INC.
Dated:  _________________________     /s/Anthony Maher
                                      By: Anthony Maher
                                      Its: President

                           Schedule 1.3
                      LABMENTORS SHAREHOLDERS

Name                 Residence            Shares   Shares   % Owner-    % of
                      Address           Currently Owned (at  ship at   Buyer's
                                           Owned   Closing)  Closing)  Stock
                                                                       Distrib
                                                                       at clos
                                                                       ing (6)

Joseph Khoury (1)  422 Glengarry Place  6,475,000 6,875,000   21.43%    19.29%
                   Fredericton, NB
                   Canada E3B5Z9

Bogdan Itoafa      528 Squires St.      4,975,000 4,975,000   15.51%    13.96%
                   Fredericton, NB
                   Canada E3B 3V4

Dale Harris        4538 Cormorant Drive   650,000   650,000    2.03%     1.82%
                   Layfayette, IN
                   USA 47909

Mark Veinot        1222A Regent St. Apt.1 238,000   238,000    0.74%     0.67%
                   Fredericton, NB
                   Canada E3B 3Z4

Chris Grady        45 Country Lane         69,000    69,000    0.22%     0.19%
                   Islandview NB
                   Canada E3E 1A2

Workers Investment 1133 Regent Street   5,004,200 12,524,881  39.05%    35.14%
Fund, Inc. (2)     Suite #202
                   Fredericton, NB
                   Canada E3B 3Z2

Frank Maresca (3)  186 N. Manhattan Ave.        0  6,642,080  20.71%    28.64%
(4), (5)           Massapequa, NY
                   USA 11758

Jae Wan Jeon       630 Millidge Ave.      100,000    100,000   0.31%     0.28%
                   Saint John, NB
                   Canada E2K 5S5

Totals                                 17,511,200 32,073,961 100.00%   100.00%


(1)  2,400,000 shares issuable prior to Closing pursuant to Section 5b of Mr.
Khoury's employment contract (bonus equal to 40% of    base salary payable in
LabMentors stock at $0.025 per share).
(2)  Includes 354,440 shares of LabMentors' stock issuable to WIF upon
conversion of $8,861 CDN of convertible notes and accrued    interest at
$0.025 per share.
(3) 2,400,000 shares issued as inducement to loan $100,000 per terms of convertible note.
(4) Frank Maresca, pursuant to agreement between Labmentors and Saratoga Equity Ltd., dated January 2, 2005, is entitled to receive 10% of the shares of Buyer Stock to be distributed at Closing.
(5) Includes 242,080 shares of LabMentors' stock issuable to Frank Maresca upon conversion of $6,052 CDN liability of Bill Holt, paid by Frank Maresca at $0.025 per share
(6)  Percentage ownership adjusted for 10% due to Frank Maresca, pursuant to
agreement between Labmentors and Saratoga    Equity Ltd., dated January 2,
2005.

Schedule 2.2.3
      Distribution of Exchangeable Stock
Name           Number of Shares of Buyer Stock*
Joseph Khoury                      135,039
Bogdan Itoafa                       97,719
Dale Harris                         12,767
Mark Veinot                          4,675
Chris Grady                          1,355
Workers Investment Fund, Inc. (1)  263,589
Frank Maresca (1)                  182,892
Jae Wan Jeon                         1,964
Total Shares of Exchangeable Stock 700,000

* Based on purchase price of $420,000 converted at $0.60 per share

(1) Frank Maresca to issue 17,574 shares of Buyer restricted common stock to WIF to compensate for loss of $30,000 USD

                                 Schedule 3.1
                   BUSINESS' FINANCIAL STATEMENTS

The financial statements are attached.

                            Schedule 3.2
                 ABSENCE OF UNDISCLOSED LIABILITIES


Nothing to disclose.
                            Schedule 3.3
                             NO DEFAULT


Nothing to disclose.

                            Schedule 3.4
                               TAXES
     Attached are copies of Canadian federal and provincial income, property and excise tax returns for the tax periods ended May 31, 2001, May 31, 2002, and May 31, 2003.
     Exception to Sections 3.4.1, 3.4.5 and 3.4.10: Canadian federal and provincial income tax returns for LabMentors' tax years ended May 31, 2004 and May 31, 2005 have not yet been filed. LabMentors has requested and obtained an extension of time within which to file those returns. its Canadian LabMentors anticipates that the Canadian federal and provincial income tax returns for its tax year ended May 31, 2004 will be filed on or before November 30, 2005. R&D tax returns for both 2004 and 2005 have yet to be filed and are expected to be filed shortly after each income tax return.
No expected tax liability is created; however possible recovery of R&D credits may arise.

                         Schedule 3.5.3
               EQUIPMENT, FURNITURE AND FIXTURES
Equipment                  Quantity   Cost     Warranty     Date of Purchase
Common Chair                  19       570        none      2001
Acer TM2300 Laptop             1      1200     6 months     2005
Epson CX5400 inkjet printer    1       200        none      2004
AMD K-6 Workstation Computer   1      1500        none      2002
Dell GX 200 Workstation
  Computer                     1      1500        none      2001
Touch pc-clone Workstation
  Computer                     1      1000        none      2000
Dell L700CXE Workstation
  Computer                     1      1200        none      2001
e-Machines T3990 Workstation
  Computer                     1       500     6 months     2005
e-Machines H3624 Workstation
  Computer                     1       400     6 months     2005
Dell Dimesion 2300 Workstation
  Computer                     1       900        none      2003
Compaq DPEND-P350 Workstation
  Computer                     1       400        none      2002
Cicero CQ133A Workstation
  Computer                     1       500        none      2004
Clone Dual CPU server w/ 1GB
  ram                          1      3500        none      2001
Clone Dual CPU Server w/ 2GB
  ram                          1      4000        none      2002
Clone Dual CPU Server w/ 3GB
  ram                          1      4500        none      2003
HP NetServer E45 Server        1      2000        none      2000
Samsung 17" Monitor            4      1200        none      2002
Dell 19" Monitor               1       400        none      2003
Benq T705 17" LCD Monitor      1       400    30 months     2005
LG L1915S 19" LCD Monitor      1       400    33 months     2005
HP Laserjet 1100A printer      1       650        none      2001
Samsung ML1740 printer         1       250     6 months     2005
SmartUPS 700 UPS               1       400        none      2002
Panasonic KX-FP81 Fax Machine  1       120        none      2001
Panasonic KX-FP200 Fax Machine 1       100     9 months     2005
Bester Small Computer Desk     4       300        none      2002
Bester Large Corner Desk       1       150        none      2004
DSI Ind. 4' Round Meeting
  table                        1       300        none      2002
DSI Ind. 6' Boardroom table    1       400        none      2002
Whiteboard                     1        50        none      2003
Paintings                      2       300        none      2005
DSI End Table                  1       100        none      2002
BookShelf                      2       150        none      2002
Legal Filing Cabinet           2       200        none      2003
Lounge Chair and matching
  Love Seat                    1       200        none      2002

                         Schedule 3.5.4
                      REAL PROPERTY LEASE
     A true, correct and complete photocopy of the real property lease is attached.

                         Schedule 3.5.5
                    PERSONAL PROPERTY LEASES
     A true, correct and complete photocopy of each of the personal property leases is attached.
Lessor
Name/Address/                                            Monthly  Termination
Telephone #                         Property Leased      payment date of Lease

National Leasing
1558 Willson Place
Winnipeg, Manitoba  R6T 0Y4
CANADA
1-888-599-1966
1-800-882-0560 fax
customerservice@nationalleasing.com  Computer Equipment  $202.25 CDN   monthly

Dell Financial Services Canada
155 Gordon Baker Road, Suite 501
North York, Ontario
CANADA M2H 3N5                       Dell Dimension                   October
1-416-773-5371                       Computers           $151.28 CDN  2006

Racklogic Technologies
23 Robinter Drive
Willowdale, Ontario
CANADA  M2M 3R3
1-510-376-6584                       12 Servers        $4,175.00 USD

Schedule 3.5.6
                             CONTRACTS
     The list of all material contracts follows; and a photocopy of all such contracts is attached.
Contracting Parties              Description
Course Technology        Development and Services Agreement
605263 NB LTD            Landlord Agreement
DeVry                    Development and Services Agreement

Schedule 3.5.7
                           PREPAID EXPENSES
     The list of all prepaid expenses in which LabMentors have paid amounts to other vendors and shall receive services or goods after Closing is as follows:

VENDOR NAME    AMOUNT PAID    DATE PAID FUTURE SERVICES       FUTURE GOODS
                                        TO BE PROVIDED        TO BE PROVIDED
605263 NB LTD    $2,070.00    11/1/105  Rent of offices          None

London Life        $170.17    11/1/105  Life insurance coverage  None

605263 NB LTD    $2,070.00    11/30/05  Rent of offices          None

London Life        $170.17    11/30/05  Life insurance coverage  None

                         Schedule 3.5.8
                          RECEIVABLES
     A list of Receivables (including amounts due on account, amounts due on promissory notes, and other amounts due to LabMentors) as of Closing is as follows:

NAME OF PERSON     ORIGINAL AMOUNT      DATE DEBT      UNPAID AMOUNT   AGING
OWING MONEY TO       OF DEBT TO         INCURRED         REMAINING
LABMENTORS           LABMENTORS
Course Technology     11,778.59     September 30, 2005    11,778.59    1-30
DeVry                   6920.00          July 31, 2005     6,920.00   60-90
DeVry                   6920.00     September 30, 2005     6,920.00    1-30

Schedule                     3.5.10
                           INVENTORY
     There is no physical inventory. Inventory consists of labs stored on servers and is considered proprietary intellectual property.

                        Schedule 3.5.11
                      LICENSES AND PERMITS
     A list of all licenses and permits is set forth below, and copies of the licenses and permits are attached. (These are all required to do business in Canada.)

     Articles of Incorporation Certificate Dated February 2, 2000
     Certificate of Business Name Dated September 6, 2001 (Expires September
           5, 2006)
     New Brunswick Annual Return (Filed yearly)

                        Schedule 3.5.12
                     INTELLECTUAL PROPERTY
     A list or reproduction of all of LabMentors' copyrights, trademarks, applications for copyrights and trademarks, logos, graphics that identify the Business, and all licenses, sublicenses and agreements relating to Intellectual Property is as follows:
  1. Virtual Machine Network Services Copyright registered in Canada on November 26, 2004 with Registration No. 1025146 and having a first date of publication of October 28, 2002. (Copy of Registration Certificate Attached.)
  2. Pending trademark application for WEB LAB (words only) in the Canadian Intellectual Property Office. Serial No. 1238620.

Schedule 3.5.13
                    COMMUNICATION ADDRESSES
     A list of all of LabMentors' telephone numbers, facsimile numbers, internet addresses, internet domain names, internet domain name registrations, log-in identifications, user identifications, screen names and on-line service identifications relating to the practice are as follows:
Table 1: Phone Numbers

Description    Number
Main Line      506-451-6467
Fax Line       506-472-6468
Cell Phone     506-260-2258
Cell Phone     506-260-2317
Cell Phone     506-260-3281

Table 2: IP Addresses
Description                                IP Address     'Root' Login
www.labmentors.com web server            64.72.91.233       graz0630x
mail.labmentors.com mail server          64.72.91.233       graz0630x
devry.labmentors.com devry CIS labs      205.209.166.130    graz0630x
devry2.labmentors.com Devry IT320 labs   205.209.166.131    graz0630x
course.labmentors.com Course Tech labs   205.209.166.132    graz0630x
ns1.labmentors.com primary name server   64.72.91.233       graz0630x
Ns2.labmentors.com secondary name server 205.209.166.131    graz0630x

Table 3: Domain Names
Description               Registration Detail
Labmentors.com          Expires January 21, 2006
Ecomdrive.com           Expires February 6, 2006

                        Schedule 3.5.14
                COMPUTER SOFTWARE AND DATABASES
     A list of all of LabMentors' Computer Software and Databases is as follows:

                       Schedule 3.6.1(a)
                     TRADE PAYABLES (LIST)
     All trade payables as of Closing are identified below. All trade payables as of Closing are identified below.

VENDOR    INVOICE   INVOICE    MEMO OR          DUE DATE  AMOUNT OF  AMOUNT TO
            DATE    NUMBER      NOTE                       INVOICE    BE PAID
A C N     9/15/05   Unknown  Current Usage      10/10/05     $15.49     $15.49
                             Charges
A C N     10/14/05  Unknown  Current Usage       11/9/05     $32.37     $32.37
liant     10/6/05   Unknown  Monthly Charges     11/6/05    $142.45    $142.45
Aliant    9/30/05   Unknown  Monthly Charges    10/30/05    $237.61    $237.61
Covey
Basics    5/11/05   3184706  Office Supplies     6/11/05     $54.99     $54.99
Genesys   7/14/05  I-279369  Video Conferencing  8/13/05     $57.75     $57.75
Genesys   8/14/05  I-287549  Video Conferencing  9/13/05     $23.76     $23.76
Genesys   9/14/05  I-295814  Video Conferencing 10/14/05     $76.89     $76.89
KPMG      3/25/05  41996613  Accounting Services 4/24/05  $5,393.50  $4,393.50
KPMG      8/26/05  42177377  Accounting Services 9/26/05  $4,082.50  $4,082.50
Pitney
Bowes     11/3/05    895325  Mailing Services    12/3/05     $86.18     $86.18
Roger's
Cable     10/4/05   Unknown  Cable Internet      10/4/05     $75.02     $75.02
Stewart
McElvey   5/31/05  81407491  Legal Services      6/30/05  $4,041.10  $3,041.10
Stewart
McElvey   8/31/05  81421482  Legal Services      9/30/05 $10,173.66 $10,173.66
Stewart
McElvey   9/30/05  81426204  Legal Services     10/30/05    $690.00    $690.00
Telus     8/31/05   Unknown  Monthly charges     9/30/05    $324.92    $324.92
Telus     9/30/05   Unknown  Monthly charges    10/31/05    $308.42    $308.42
Stewart
McElvey   12/3/04  81375837  Legal Services       1/3/05  $9,422.70  $9,422.70
Stewart
McElvey  12/20/04  81378378  Legal Services      1/20/05    $230.00    $230.00
Stewart
McElvey  12/31/04  81382911  Legal Services      1/31/05    $924.54    $924.54
Stewart
McElvey   4/30/05  81402754  Legal Services      5/30/05  $2,018.25  $2,018.25
Stewart
McElvey   8/31/05  81421426  Legal Services      9/30/05    $460.00    $460.00
Stewart
McElvey   9/30/05  81426202  Legal Services     10/30/05    $519.92    $519.92

                       Schedule 3.6.1(b)
             TRADE PAYABLES (SUPPORTING DOCUMENTS)
     Attached are copies of all invoices and other documents supporting the list set forth in Schedule 3.6.1(a) and providing sufficient information for Buyer to audit and pay the trade payables.

                         Schedule 3.6.2
                        PURCHASE ORDERS
Nothing to disclose.

                         Schedule 3.6.4
                         PREPAID INCOME
     The list of all prepaid income received by LabMentors prior to rendering the service or providing the goods and for which LabMentors should provide services or goods after Closing is as follows:

CUSTOMER NAME  AMOUNT PAID    DATE PAID   FUTURE SERVICES   FUTURE GOODS TO
                                          TO BE PROVIDED     BE PROVIDED
DeVry           $6,920 USD  October 2005  Access to computer     None
                                          databases for
                                          November and
                                          December 2005

Schedule 3.6.6
                                    SCHEDULED LIABILITIES
Nothing to disclose.

                          Schedule 3.7
                 EXCEPTIONS TO TITLE TO ASSETS
Nothing to disclose.

                          Schedule 3.8
                           INSURANCE
     The schedule of insurance is as follows:
     Insurer                  Policy Number            Type of
Insurance
London Life Insurance Co.          1597965-8      Key Business Person Life
Insurance

Schedule 3.9
                          FINANCIAL ACCOUNTS
     The schedule of the Financial Accounts is as follows:

NAME OF BANK   TYPE OF ACCOUNT     ACCOUNT NUMBER     AUTHORIZED PERSONS
Royal Bank     Checking Account    008844 100-237 7       Joe Khoury
of Canada

     The schedule of revolving credit is as follows:

Name/Description    Account Number   Authorized Party    Authorized Amount
Covey Basics /         LABCOR           Joe Khoury            $1,500
Office Supplies

Schedule 3.10
                  LEASED PROPERTY INFORMATION
     The following information describes the Leased Property for insurance and other purposes:

Name of Lessee                     LabMentors
Address of Lessee                  412 Queen Street, Suite 300
                              Fredericton, NB F3B 1B6
                              CANADA
Date facility constructed           1925

Square footage of facility          1900 sq ft. (our office space)

Insurance value of facility         $2 million

Type of construction (frame,
masonry, etc.)                          Wood/brick

Name of landlord                   KingsBridge Capital Corporation

Value of contents                  $12,000

Value of computer hardware and
software                      $10,000

Number of full and part time
employees                     5

Annual revenue                     $250,000
Date coverage to be effective      "Closing"

Schedule 3.11
               LEASED PROPERTY REPAIR AND MAINTENANCE VENDORS
     All maintenance on the facility is performed by Landlord. The information for contacting the Landlord is as follows:

                    KingsBridge CapitalCorp
                    200-1661 West 8th Avenue
                    Vancouver, BC
                    CANADA V6J 1T8

                    Emergency:
                    Tracy Pugh
                    (506) 443-0799
                    tpugh@lansbridge.com

     Maintenance records are not kept by LabMentors as they are the leasing party and all maintenance is performed by the Lessor.

                                      Schedule 3.12
                                        UTILITIES

UTILITY OR SERVIC   PROVIDER NAME          PROVIDER ADDRESS
Water                   Landlord
Electricity           Landlord
Gas                   Landlord
Wet Line Sewer        Landlord
Septic Sewer          Landlord
Garbage and Trash     Landlord
Telephone             Aliant               PO Box/CP 5555
                                           Saint John, NB
                                           Canada E2L 4V6
Telephone             Aliant               PO Box/CP 5555
                                           Saint John, NB
                                           Canada E2L 4V6
Telephone             Telus Mobilitity     200 Consilium Place Suite 1600
                                           Scarborough, ON
                                           Canada M1H 3J3
Long Distance         A C N Long Distance  PO Box 4627 Toronto Station "A"
Telephone                                  Toronto ON
                                           Canada M5W 5B5

Schedule 3.13
PRIOR CONSTRUCTION AND RENOVATION

The permitted land use for the Real Property is as follows:
     1. Unless stated otherwise, the applicable zoning permits a commercial property.

Schedule 3.14
                      HAZARDOUS MATERIALS
Nothing to disclose.

                                      Schedule 3.16
                                        EMPLOYEES
                                                 DATE OF
                                                HIRE/DATE     SALARY
              DATE OF     EMPLOYMENT             OF LAST       PER
NAME           BIRTH       CONTRACT   POSITION  INCREASE       YEAR
Joseph Khoury 1/18/1964      Yes     President   Feb. 2000/   $60,000
                                                 July 2004    plus stock
Mark Venoit    1/5/1978       No     Developer   Sept. 2001/  $35,000
                                                 July 2004
Mike Law       2/3/1983       No     Developer/  July 2004    $30,000
                                     Support Tech
Jeon Jae Wan  5/14/1965       No     Market      Dec 2004     $35,000
                                     Director-
                                     Asia
Jiepin
"Richard" Chen 1/18/1968     Yes     Senior      June 2005/   $33,000
                                     Developer
Albert Chen    1/30/1970     Yes     Developer   Aug. 2005    $30,000


                    AVERAGE                                      HOURS
                     HOURS                                      WORKED
                    WORKED                                     CALENDAR
                      PER      VACATION     SICK LEAVE          YEAR TO
NAME                 WEEK     USED/AVAIL    USED/AVAIL            DATE
Joseph Ekoury         40+        0/14          0/6               2400
Mark Venoit           32+        14/0          0/6               1680
Mike Law              32+        14/0          0/6               1680
Jeon Jae Wan          32+        14/0          0/6               1680
Jiepin "Richard" Chen 20+        0/14          0/6                960
Albert Chen           20+        0/14          0/6                360

Schedule 3.17
EMPLOYEE BENEFITS
     There are no employee benefits as of Closing. Note: The government regulates vacation and sick days, as well as provides medical care for all citizens.

                         Schedule 3.18
                     EMPLOYMENT AGREEMENTS
     True, accurate and complete photocopies of all written employment agreements (other than the agreement with Joe Khoury) are attached.

                         Schedule 3.20
           FORM OF JOE KHOURY'S EMPLOYMENT AGREEMENT
                      EMPLOYMENT CONTRACT
     THIS EMPLOYMENT CONTRACT ("Agreement") made effective as of the 23rd day of November, 2005, by and among:
                PCS Edventures!.com, Inc., an Idaho corporation domiciled
                in the US ("PCS"),
                511092 NB Ltd., a New Brunswick corporation carrying on business as LabMentors ("LabMentors" or "Employer"),
                - and
                Joseph A. Khoury PEng., of 422 Glengarry Place,
                Fredericton, NB, President, (herein called the
                "Employee")
WHEREAS:
     Pursuant to an Employment Contract dated the 1st day of May, 2005 ("Superceded Agreement"), Employee has previously been serving as the President of LabMentors at an annual salary of $75,000 since September 1, 2004; and
     PCS is acquiring LabMentors as a wholly owned subsidiary pursuant to that certain Share Exchange Agreement effective November 30, 2005 by and among PCS, LabMentors and the shareholders of LabMentors; and LabMentors and PCS wish to assure Employee's continued employment with LabMentors following the acquisition; and
     All parties wish to amend and formalize the arrangements under which Employee is employed by LabMentors following the acquisition.
IT IS AGREED:
     1. This Agreement replaces and supercedes the Superceded Agreement in its entirety. The Superceded Agreement is terminated and of no further force or effect. Insofar as this Agreement imposes obligations on PCS, it is effective and enforceable against PCS only upon closing of PCS' acquisition of LabMentors pursuant to the Share Exchange Agreement.
     2. The term of this Agreement shall be six (6) months, commencing December 1, 2005. This Agreement is automatically renewed for subsequent periods of twelve (12) months each unless Employer gives Employee or Employee gives Employer ninety (90) days written notice prior to the expiration of the then current term, which notice may be waived if both Employer and Employee agree.
     3. The Employee's job title shall be President and Chief Operating Officer of LabMentors.
     4.   The Employee will be expected to:
          (a)  Provide overall management of Employer under the direction of the Employer's Board of Directors and Anthony A. Maher, Chairman, President & CEO of PCS;
          (b)  Manage and supervise LabMentors' other employees.
     5.   The Employer shall pay the Employee as follows:
          (a)  A base salary at the annual rate of $60,000 payable in monthly installments of $5,000 during the initial 6 month term of employment.
          (b)  Each calendar quarter beginning with the first quarter of
2006, a bonus equal to 40% of Employee's base salary for that quarter, to be paid in restricted Rule 144 common shares of PCS, provided that Employee remains employed by Employer at the end of the quarter and LabMentors has met the financial targets established by the Board for the quarter. This bonus shall be paid promptly following PCS' filing of its quarterly or annual SEC reports on Form 10 Q or Form 10 k.
          (c) No later than 90 days prior to the expiration of the then current term of this Agreement, LabMentors' Board of Directors shall review Employee's performance to determine whether to renew this Agreement and to consider Employee's annual base salary if the Agreement is to be renewed. If the Board is satisfied that the Employee is performing his duties in a satisfactory manner, his base salary shall be increased by an amount that is not less that the annual inflation rate as established by US Dept of Commerce.
     6.   The Employer will pay all reasonable, pre-approved business expenses and memberships related to the business, incurred by the Employee. Any business related expense over $1000 and all memberships must be approved,
in advance, by the CEO or CFO of PCS.   7.   The Employee shall not, during
the initial term or any renewal term of this Agreement, or at any time after termination of Employee's employment for any reason, disclose to any person, firm or corporation any information concerning the business or affairs of the Employer or PCS which the Employee may have acquired in the course of, or incidental to, his employment by LabMentors, or otherwise, whether for his own benefit or for the benefit of any other person or entity, or to the detriment, or intended or probable detriment, of the Employer or PCS.
     8. Any and all inventions pertaining or relating to the delivery of online learning labs in the manner presently employed by the Employer, which the Employee has invented or created or may conceive of or invent or create, during the period of Employee's employment by LabMentors (whether prior to or after the date of this Agreement), relating or in any way pertaining to or connected with any of the matters which have been, are, or may become, the subject of the Employer's activities, or in which the Employer has been or is interested, shall be the sole and exclusive property of the Employer; and the Employee will, whenever so requested by the Employer in its sole and exclusive discretion, execute any and all applications, assignments and other instruments which the Employer may deem necessary in order to apply for and obtain patents, trademarks or copyright in the US or foreign countries for said inventions, trademarks and copyrights and in order to assign and convey to the Employer the sole and exclusive right, title and interest in and to the said inventions, trademarks and copyrights, all expenses in connection therewith to be borne by the Employer. Employee agrees that it will not, without Employer's express written permission, apply for any state or federal trademark or other intellectual property protection with respect to said patents, trademarks or copyrights.
     9. The Employee's obligation to execute the papers referred to in the foregoing paragraph shall continue beyond the termination of his employment with respect to any and all inventions conceived or made by the Employee during the period of the said employment, and such obligations shall be binding on the assigns, executors administrators or other legal representatives of the Employee.
     10. The Employee shall not, for a period of one year following termination for any reason of Employee's employment hereunder, compete with LabMentors or PCS, either on Employee's own behalf or on behalf of any other person, firm, or corporation, in the business of designing, developing, marketing, selling or delivering educational products or services, including engineering or science based enrichment curricula or project based learning labs for children in grades K 12, as well as pre kindergarten and after school programs, and computerized and/or web based interactive technology based software delivery systems for curricula, communication, support and assessment ("Business"). The term "compete" shall include, by way of illustration, (i) directly or indirectly selling or rendering any service or product provided or sold by LabMentors prior to termination of Employee's employment by Employer,
(ii) being an owner, partner, agent, consultant, stockholder, director or officer of any person, firm, or entity that directly or indirectly sells or renders any service or product provided or sold by LabMentors prior to termination of Employee's employment by Employer, (iii) contacting or soliciting any of PCS' or LabMentors' customers, clients or employees for the purpose of establishing relationships for sale of any service or product that directly or indirectly competes with PCS' business or LabMentors' Business,
(iv) causing any client, customer or employee to terminate any relationship with PCS or LabMentors, and (v) making any public or private statements to third parties that would be injurious to or in any way interfere, directly or indirectly, with LabMentors' Business or PCS' business or the reputation of LabMentors or PCS.
     11. In the event of the death or total incapacity of the Employee, or if the Employer ceases to carry on its business or becomes bankrupt, this Agreement shall forthwith terminate. In the event of the sickness of the Employee, or other cause incapacitating the Employee such that the Employee cannot perform the duties prescribed or referred to herein, or from attending to his or her duties as President for six (6) consecutive weeks either with or without reasonable accommodation, the Employer may terminate this Agreement without notice, provided that Employer shall pay Employee his base salary for the balance of the current term of this Agreement as defined in section 1 of this Agreement.
     12. Employer may terminate this Agreement and Employee's employment hereunder for "cause" upon written notice to Employee. For purposes of this section, "cause" shall include (without limitation):
               (i) Conviction of a crime involving moral turpitude or financial misconduct;
               (ii) Commission of fraud, theft, dishonesty, embezzlement or other similar conduct in the course of Employee's employment regardless of when the conduct is discovered;
               (iii) Conduct constituting gross negligence or willful malfeasance in the performance of Employee's duties;
               (iv) Willful violation of or failure to comply with any policy of Employer or express direction of Employer's Board of Directors that is reasonable and consistent with Employee's duties and responsibilities;
               (v) Engagement in willful misconduct in the course of Employee's employment;
               (vi) Failure to adequately perform Employee's duties provided that Employee has failed to cure such deficiencies within 30 days of receipt of written notice thereof from Employer;
               (vii)     Material breach or this Agreement by Employee; or
               (viii) Any other conduct which, in the exercise of the reasonable judgment of Employer, discredits Employer or is injurious to Employer's reputation.
In the event that Employer terminates Employee's employment for cause, Employer's obligation to pay salary, other compensation and benefits shall terminate as of the effective date of the termination of employment.
     13. The Employer may terminate this Agreement without cause and without notice; provided that Employer shall pay Employee his base salary for the balance of the current term of this Agreement as defined in section 1 of this Agreement.
     14. The Employee shall accrue vacation time as required by Canadian law or, if greater, two (2) weeks paid vacation during the initial 6 month term of this contract and five (5) weeks for each renewal term thereafter. Unless otherwise required by Canadian law, vacation time shall accrue pro rata over the course of the current term of employment.
     15. The Employee and his dependants shall be entitled to participate in any group medical or other benefit or insurance plans established by LabMentors Board of Directors for the employees of LabMentors, at the same cost as other employees.
     16. The Employer shall undertakes to set up a Stock Option Plan for LabMentors employees and to designate the Employee as a participant, or Eligible Person, such that the Employee will have the right to acquire options to purchase PCS stock on mutually agreeable terms.
     17. The Employer will pay the cost of a parking spot in a location near the Employer's office, which spot shall be for the use of the Employee.
     18. This Agreement constitutes and expresses the entire agreement of the parties with reference to the employment of the Employee by the Employer, and with reference to any of the matters or things herein provided for, or hereinbefore discussed or mentioned with reference to the employment of the Employee. All promises, representations and understandings related to that employment have been merged in this agreement.
     19. This Agreement shall be binding upon the Employer and PCS and their respective successors and assigns, and on the Employee, his heirs, personal and legal representatives and assigns.
                                    EMPLOYEE:


                                   Joseph A. Khoury

                                    EMPLOYER:

                                   511092 NB Ltd., a New Brunswick
                                   corporation carrying on business as
                                   LabMentors



                                   By:
                                        Joseph A. Khoury
                                        President

                                   PCS Edventures!.com, Inc.

                                   By:
                                        Anthony A. Maher
                                        Chairman, President & CEO

Schedule 3.21
                             EMPLOYEE BENEFIT PLANS
Nothing to disclose.

                         Schedule 3.24
                     OPERATION OF BUSINESS
     On February 2, 2000, LabMentors was incorporated under the laws of the Province of New Brunswick, Canada as 511092 N.B. LTD. to engage in web-based educational products. LabMentors currently sells products to Course Technology and DeVry in the United States. These programs offer a unique atmosphere highly conducive to individual styles of learning and a system that utilizes computer technology to increase areas of inquiry and application. In addition, the labs allow certifications for several platforms and software applications at the collegiate level. The Company intends to continue to develop products for this market, as well as expand its reach into secondary education in the U.S. and internationally. Our products and technologies are targeted to the public and private school classrooms. Our products and technologies are delivered to the classroom through software and Internet access. Our technologies allow students to explore the basic foundations of computers from programming to database technologies to server integration.


     Effective November 30, 2005, LabMentors will be acquired by PCS Edventures!.com, Inc., an Idaho Corporation ("PCS"). At that time, LabMentors will become a wholly owned subsidiary of PCS. All accounting will be undertaken by PCS, while sales and research and development will continue to take place in Fredericton, New Brunswick Canada. No employee will be terminated as a result of the acquisition if in place on the date the Letter of Intent was signed (July 27, 2005). There are currently three major shareholders of the Company stock, including Joseph Khoury (President), Bogdan Itoafa (Co-Founder), and Workers Investment Fund.

                         Schedule 3.27
                      COMPLIANCE WITH LAW

Nothing to disclose.

Schedule 3.28
                      LITIGATION OR CLAIMS

Nothing to disclose.

                         Schedule 3.29
                       PRODUCT LIABILITY

Nothing to disclose.

                         Schedule 3.45
               OPTIONS, WARRANTS AND OTHER RIGHTS
See attached.

                          Schedule 4.5
                         TAX INCENTIVES
See attached.

                        Schedule 5.1.19
                         LEGAL OPINIONS
See attached.